UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒         Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Ecovyst Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Valleybrooke Corporate Center 300 Lindenwood Drive Malvern, Pennsylvania 19355-1740
PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION DATED MARCH 15, 2024
March [•], 2024
Dear Stockholder:
We cordially invite you to attend our 2024 Annual Meeting of Stockholders on Wednesday, May 8, 2024 at 8:30 a.m. (Eastern Time), to be conducted exclusively via live webcast at www.virtualshareholdermeeting.com/ECVT2024.
The proxy statement accompanying this letter describes the business we will consider at the annual meeting. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible. Instructions for Internet and telephone voting are attached to your proxy card. If you prefer, you can vote by mail by completing and signing your proxy card and returning it in the enclosed envelope.
We hope that you will be able to join us on May 8.
Sincerely,

Kurt J. Bitting
Director and Chief Executive Officer
2024 PROXY STATEMENT

Valleybrooke Corporate Center 300 Lindenwood Drive Malvern, Pennsylvania 19355-1740
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Ecovyst Inc. (the “Company”) will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/ECVT2024 on Wednesday, May 8, 2024 at 8:30 a.m. (Eastern Time) for the following purposes as further described in the Proxy Statement accompanying this notice:
•	To elect the three Class I director nominees specifically named in the proxy statement, each to serve for a term of three years.
•	To hold an advisory vote on the compensation paid by the Company to its named executive officers (the “say-on-pay proposal”).
•	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.
•	To amend the Second Restated Certificate of Incorporation, as amended and corrected (the “Charter”), to declassify the Board of Directors (the “Board”) of the Company (the “Charter Amendment”).
•	To consider any other business properly brought before the Annual Meeting.
Stockholders of record at the close of business on March 21, 2024 are entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof.
The Company has determined to hold a virtual annual meeting in 2024 in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/ECVT2024. To participate in the virtual meeting, you will need the control number included on your proxy card or voting instruction form. The meeting webcast will begin promptly at 8:30 a.m. (Eastern Time). We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:15 a.m. (Eastern Time), and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
By Order of the Board of Directors,

Joseph S. Koscinski
Secretary
Malvern, Pennsylvania
March [•], 2024
2024 PROXY STATEMENT

2024 PROXY STATEMENT

2024 PROXY STATEMENT

ECOVYST INC.
PROXY STATEMENT
2024 ANNUAL MEETING OF STOCKHOLDERS
May 8, 2024
8:30 a.m. (Eastern Time)
INTRODUCTION
This Proxy Statement provides information for stockholders of Ecovyst Inc. (“we,” “us,” “our,” “Ecovyst” and the “Company”), as part of the solicitation of proxies by the Company and its board of directors (the “Board”) from holders of the outstanding shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), for use at the Company’s annual meeting of stockholders to be held as a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/ECVT2024 on Wednesday, May 8, 2024 at 8:30 a.m. (Eastern Time), and at any adjournments or postponements thereof (the “Annual Meeting”).
At the Annual Meeting, stockholders will be asked to vote either directly or by proxy on the following matters discussed herein:
1.	To elect the three Class I director nominees specifically named in this Proxy Statement, each to serve for a term of three years (Proposal 1).
2.	To hold an advisory vote on the compensation paid by the Company to its named executive officers (the “say-on-pay proposal”) (Proposal 2).
3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024 (Proposal 3).
4.
To amend the Second Restated Certificate of Incorporation, as amended and corrected (the “Charter”), to declassify the Board of Directors (the “Board”) of the Company (the “Charter Amendment”) (Proposal 4).

5.	To consider any other business properly brought before the Annual Meeting.
This Proxy Statement, the proxy card and the Annual Report to stockholders for the fiscal year ended December 31, 2023 are being first mailed to stockholders on or about    .
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING TO BE HELD ON MAY 8, 2024: THIS PROXY STATEMENT, THE ANNUAL
REPORT AND THE FORM 10-K FOR FISCAL 2023 ARE AVAILABLE AT WWW.PROXYVOTE.COM.
2024 PROXY STATEMENT	1

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Although we encourage you to read this Proxy Statement in its entirety, we include this Q&A section to provide some background information and brief answers to several questions you might have about the Annual Meeting.
Why are we providing these materials?
Our Board is providing these materials to you in connection with our Annual Meeting, which will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/ECVT2024 on May 8, 2024 at 8:30 a.m. (Eastern Time). Stockholders are invited to attend the Annual Meeting online and are requested to vote on the proposals described herein.
What information is contained in this Proxy Statement?
This Proxy Statement contains information relating to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid officers, and other required information.
What proposals will be voted on at the Annual Meeting?
There are four proposals scheduled to be voted on at the Annual Meeting:
•	The election of the three Class I director nominees specifically named in this Proxy Statement, each to serve for a term of three years;
•	An advisory vote on the say-on-pay proposal;
•	The ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024; and
•	The Charter Amendment to declassify the Board.
We will also consider other business properly brought before the Annual Meeting.
Can I attend the Annual Meeting?
The Company has decided to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost.
To participate in the virtual meeting, you will need the control number included on your proxy card or voting instruction form. The meeting webcast will begin promptly at 8:30 a.m. (Eastern Time). We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:15 a.m. (Eastern Time), and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
We are committed to ensuring that stockholders will be afforded substantially the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/ECVT2024. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
What shares can I vote?
You may vote all shares of Common Stock that you owned as of the close of business on the record date, March 21, 2024. You may cast one vote per share, including shares (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a broker, bank, or other nominee. The proxy card will indicate the number of shares that you are entitled to vote.
As of March 21, 2024, there were [•] shares of Common Stock outstanding, all of which are entitled to be voted at the Annual Meeting. A list of stockholders will be available at our headquarters at Valleybrooke Corporate Center, 300 Lindenwood Drive, Malvern, Pennsylvania 19355 for a period of at least ten days prior to the Annual Meeting.
2	2024 PROXY STATEMENT

What is the difference between being a stockholder of record and a beneficial owner of shares held in street name?
Many of our stockholders hold their shares through brokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner of shares held in street name.
Stockholder of record: If your shares are registered directly in your name with Ecovyst’s transfer agent, Equiniti Trust Company, LLC, you are the stockholder of record with respect to those shares and the proxy materials were sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individual named on the proxy card and to vote at the Annual Meeting.
Beneficial owner of shares held in street name: If your shares are held in a brokerage account or by a bank or other nominee, then you are the “beneficial owner of shares held in street name” and the proxy materials were forwarded to you by your broker, bank or other nominee, who is considered to be the stockholder of record. As a beneficial owner, you have the right to instruct the broker, bank or other nominee holding your shares how to vote your shares.
How do I vote?
There are four ways to vote:
•
By attending the Annual Meeting Online. During the Annual Meeting, you may vote online by following the instructions at www.virtualshareholdermeeting.com/ECVT2024. Have your proxy card or voting instruction form available when you access the virtual meeting webpage.

•
Online. You may vote by proxy by visiting www.proxyvote.com and entering the control number found on your proxy card. The availability of online voting may depend on the voting procedures of the broker, bank or other nominee that holds your shares.

•
Phone. You may vote by proxy by calling the toll free number found on your proxy card. The availability of phone voting may depend on the voting procedures of the broker, bank or other nominee that holds your shares.

•	Mail. You may vote by proxy by filling out your proxy card and returning it in the envelope provided.
All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions. Even if you plan on attending the Annual Meeting online, we encourage you to vote your shares in advance online, by phone, or by mail to ensure that your vote will be represented at the Annual Meeting.
Can I change my vote or revoke my proxy?
You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting.
•
By Attending the Annual Meeting Online. You may revoke your proxy and change your vote by attending the Annual Meeting online and voting electronically during the meeting. However, your attendance online at the Annual Meeting will not automatically revoke your proxy unless you properly vote electronically during the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Annual Meeting to Ecovyst’s Secretary at 300 Lindenwood Drive, Malvern, Pennsylvania 19355.

•	Online. You may change your vote using the online voting method described above, in which case only your latest internet proxy submitted prior to the Annual Meeting will be counted.
•	Phone. You may change your vote using the phone voting method described above, in which case only your latest telephone proxy submitted prior to the Annual Meeting will be counted.
•
Mail. You may revoke your proxy and change your vote by signing and returning a new proxy card dated as of a later date, in which case only your latest proxy card received prior to the Annual Meeting will be counted.

2024 PROXY STATEMENT	3

What happens if I do not instruct how my shares should be voted?
Stockholders of record. If you are a stockholder of record and you:
•	indicate when voting online or by phone that you wish to vote as recommended by the Board; or
•	sign and return a proxy card without giving specific instructions, then the person named as proxy holder, Joseph S. Koscinski, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as he may determine in his best judgment with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial owners of shares held in street name. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, then the broker, bank or other nominee that holds your shares may generally vote your shares in their discretion on “routine” matters, but cannot vote on “non-routine” matters.
What are routine and non-routine proposals?
The following proposal is considered a routine matter:
•	The ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024 (Proposal 3).
A broker, bank or other nominee may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with Proposal 3.
The following proposals are considered non-routine matters:
•	Election of directors (Proposal 1);
•	Advisory vote on the say-on-pay proposal (Proposal 2); and
•	The Charter Amendment (Proposal 4).
If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Therefore, broker non-votes may exist in connection with Proposals 1, 2 and 4.
What constitutes a quorum for the Annual Meeting?
The presence at the meeting, online or by proxy, of the holders of Common Stock representing a majority of the shares outstanding and entitled to vote for the election of directors is necessary to constitute a quorum for all purposes.
What vote is required to approve each proposal?
Proposal 1: Election of directors. Directors are elected by a plurality of the votes cast. Therefore, if you do not vote for a nominee, or you “withhold authority to vote” for a nominee, your vote will not count either “for” or “against” the nominee.
Proposal 2: Advisory vote on the say-on-pay proposal. Generally, approval of any matter presented to stockholders (other than the election of directors) requires the affirmative vote of a majority of the votes cast on the matter. However, because this proposal asks for a non-binding, advisory vote, there is no “required” vote that would constitute approval.
Proposal 3: Ratification of PwC. The affirmative vote of a majority of the votes cast is required to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.
Proposal 4: The Charter Amendment. The Charter Amendment requires the affirmative vote of a majority of the outstanding shares of capital stock of the Company to be approved.
4	2024 PROXY STATEMENT

What effect will broker non-votes and abstentions have?
Broker non-votes and abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. Broker non-votes and abstentions will have no effect on the outcome of Proposals 1 and 2. No broker non-votes are expected in connection with Proposal 3. Broker non-votes and abstentions will have the same effect as an “against” vote on Proposal 4.
Who pays for costs relating to the proxy materials and Annual Meeting?
The costs of preparing, assembling and mailing this Proxy Statement, the proxy card and the Annual Report, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular compensation. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these banks, brokers and other custodians for their expenses in doing so.
Who should I call if I have any questions?
If you have any questions about the Annual Meeting, voting or your ownership of our Common Stock, please call us at (484) 617-1200 or send an email to InvestorRelations@ecovyst.com.
2024 PROXY STATEMENT	5

BOARD OF DIRECTORS
PROPOSAL 1
ELECTION OF DIRECTORS
Ecovyst currently has a classified Board consisting of three directors with terms expiring in 2024 (Class I), three directors with terms expiring in 2025 (Class II), and three directors with terms expiring in 2026 (Class III). Currently, at each annual meeting of stockholders, directors in one class are elected for a full term of three years to succeed those directors whose terms are expiring. Anna C. Catalano, Sarah Lorance and Kyle Vann are the current Class I directors whose terms expire at the Annual Meeting. Mr. Vann has decided not to stand for re-election in accordance with the Board’s Director Retirement Policy.
Our Board has nominated, and stockholders are being asked to elect, Ms. Catalano and Ms. Lorance for three-year terms expiring at our 2027 annual meeting of stockholders. The Board has also nominated Donald Althoff for election as a Class I director for a three-year term expiring at our 2027 annual meeting of stockholders.
Mr. Althoff, 67, has over 40 years of experience in the chemical and energy industries. From September 2019 to September 2022, he served as Director and Chairman of the Board of Vereson Midstream LP, and from September 2019 to December 2022, he served as Director of Alliance Pipeline and Aux Sable LP. From October 2017 to September 2019 he served as President and Chief Executive Officer of Veresen Midstream LP, and he served as President and Chief Executive Officer of Veresen Inc. from November 2012 to September 2017. From October 2008 to September 2012 he served as President and Chief Executive Officer at Flex Fuel. From 1981 to 2008, Mr. Althoff served in roles of increasing responsibility with Amoco Corporation and BP PLC. Mr. Althoff holds a Bachelor of Science in Chemical Engineering from the University of Illinois. Mr. Althoff was nominated for election to the Board as a result of his experience in the chemical and energy industries as well as his general business experience.
If elected, the nominees will each hold office until our 2027 annual meeting of stockholders and a successor is duly elected and qualified or until earlier death, resignation, or removal. The Board has included the proposed declassification of the Board via the Charter Amendment on the ballot for the 2024 annual meeting of stockholders (Proposal 4). If Proposal 4 is approved by our stockholders, we will begin a process of declassifying the Board, which will be completed at the 2027 annual meeting of stockholders. Following the 2027 annual meeting of stockholders, the Board will consist of one class elected to one-year terms.
Each of the above nominees has indicated his or her willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board. Management has no reason to believe that any of the above-mentioned persons will not serve his or her term as a director.
We believe that all our nominees possess the professional and personal qualifications necessary for Board service, and we have highlighted particularly noteworthy attributes for each director in the individual biographies below.
The Board recommends a vote FOR the election of each of the director nominees.
The following table sets forth the name, age and class, as of March 1, 2024, of individuals who currently serve as directors on our Board.

Name	Age	Position	Class
Anna C. Catalano	64	Director	Class I
Sarah Lorance	50	Director	Class I
Kyle Vann	76	Director	Class I
Robert Coxon	76	Director	Class II
Susan F. Ward	63	Director	Class II
Bryan K. Brown	56	Director	Class II
Kevin M. Fogarty	58	Non-Executive Chairman	Class III
Kurt J. Bitting	48	Director and CEO	Class III
David A. Bradley	53	Director	Class III
6	2024 PROXY STATEMENT

Class I – Directors with Terms Expiring in 2024

ANNA C. CATALANO Age: 64 Independent Director
Anna C. Catalano has served on our Board since July 2022. Ms. Catalano has over 30 years of business experience, including senior roles at BP plc and its predecessor company, Amoco Corporation, until her retirement in 2003 and two decades of public and private board service. In September 2008, she co-founded The World Innovation Network, a nonprofit network of innovators to work toward global prosperity, and continued to work with that organization until 2021. Since 2017, she has served on the board of directors of HF Sinclair Corporation, where she is a member of the Nominating, Governance and Social Responsibility and Compensation Committees. Since 2018, she has served on the board of directors of Frontdoor, Inc., where she is the chair of the Compensation Committee. Since May 2022, she has served on the board of directors of Hexion, Inc. Previously, she served on the boards of directors of Willis Towers Watson from June 2006 until June 2022, Kraton Corporation from September 2011 until March 2022, Mead Johnson Nutrition from May 2010 until June 2017 and Chemtura Corporation from March 2011 until May 2017. Because of her experience in, and knowledge of, the refining sector, including with respect to both traditional and renewable fuels, and extensive experience serving as both a public and private company director, we believe Ms. Catalano is well qualified to serve on our Board.

KYLE VANN Age: 76 Independent Director
Kyle Vann(1) has served on our Board since 2014. Mr. Vann provided consulting services to Entergy Corporation between January 2005 and October 2020. He also served for 25 years in various senior leadership positions at Koch Industries, including as the Chief Executive Officer of Entergy-Koch LP, a joint venture between Koch Industries and Entergy Corporation. Before joining Koch Industries, Mr. Vann worked at Humble Oil and Refining Company (which later became part of Exxon) as a refinery engineer. Mr. Vann formerly served on the board of directors of EnLink Midstream, LLC from January 2019 until March 2023. From 2006 to January 2019, he served on the boards of EnLink Midstream Partners LP. and Legacy Reserves LP. Mr. Vann is not standing for re-election to the Board in accordance with the Board’s Retirement Policy.

SARAH LORANCE Age: 50 Independent Director
Sarah Lorance has served on our Board since March 2024. Ms. Lorance has over 25 years of business experience, including as Owner and Executive Consultant at Autumn Advisors, LLC since November 2021 and in various capacities from March 1997 to October 2020 at Elevance Health, Inc. (formerly Anthem, Inc.), where she most recently served as Chief Compliance Officer. She has served on the board of directors of the Alzheimer's Association since January 2015 and she currently is Chair of the Board, Chair of the Executive Committee and a member of the Compensation Committee. Additionally, she currently serves on the board of directors of VSP Vision since January 2024, where she is a member of the Finance and Audit Committees. Ms. Lorance also currently serves on the board of directors of the Knoebel Institute of Healthy Aging at the University of Denver since September 2023, where she is an Advisory Board Member. She holds a B.B.A. degree in Accounting from the University of Iowa. She also is a certified public accountant and is NACD Directorship Certified®. She was appointed to serve on the Board as a result of her finance, risk management, compliance and general business experience.

(1)	Mr. Vann is not related to George Vann, our Vice President and President - Ecoservices.
2024 PROXY STATEMENT	7

Class II – Directors with Terms Expiring in 2025

ROBERT COXON Age: 76 Independent Director
Robert Coxon has served on our Board since 2007. Mr. Coxon was previously a Senior Advisor to The Carlyle Group, assisting buyout teams in Europe, the United States, the Middle East and Asia until 2013. In that role, he advised Carlyle in making and managing investments in the chemicals sector and was based in London. Prior to joining Carlyle, Mr. Coxon was the Senior Vice President of ICI and the Chief Executive Officer of Synetix, a leading global catalyst company. From 2003 until 2017, Mr. Coxon served as the Chairman of the UK Centre for Process Innovation, an international research center in printable electronics, bio-processing and low carbon energy. Because of his extensive experience in the chemicals sector, we believe Mr. Coxon is well qualified to serve on our Board.

SUSAN F. WARD Age: 63 Independent Director
Susan F. Ward has served on our Board since 2020. A respected accounting professional, Ms. Ward spent 27 years serving in a variety of roles at United Parcel Service, Inc., most recently as its Chief Accounting Officer from 2015 until her retirement in August 2019. Prior to her tenure at UPS, Ms. Ward spent 10 years at Ernst & Young in Assurance Services. Ms. Ward has served on the board of Saia, Inc. since November 2019 and currently serves as the chairperson of its Audit Committee. Since September 2021, she also has served as a member of the board of Global Business Travel Group, Inc., where she also serves as chairperson of its Audit Committee and as a member of its Risk Management and Compliance Committee. She was elected to serve as a member of our Board as a result of her years of experience as a senior financial executive of a multi-national business, as well as her public accounting experience.

BRYAN K. BROWN Age: 56 Independent Director
Bryan K. Brown has served on our Board since April 2022. Mr. Brown has served as a partner at Jones Day in its Financial Markets – Capital Markets practice since 2019. Prior to joining Jones Day, Mr. Brown served as a partner at Reed Smith from November 2013 to April 2019, at Thompson Knight from March 2012 to November 2013, and Porter Hedges from May 1998 to February 2012. Mr. Brown currently serves as a member of the board of advisors of the College of Business at Sam Houston University and The John Cooper School, where he is a member of the Audit Committee. Prior to entering private practice, Mr. Brown worked at the Division of Corporate Finance at the U.S. Securities and Exchange Commission. Mr. Brown is an active member of the National Association of Corporate Directors (“NACD”), and has completed NACD Directorship Certified® program. Because of his extensive experience advising public companies and his extensive leadership experience, we believe that Mr. Brown is well qualified to serve on our Board.

8	2024 PROXY STATEMENT

Class III – Directors with Terms Expiring in 2026

KURT J. BITTING Age: 48 Director and Chief Executive Officer
Kurt J. Bitting has served on our Board since April 2022. Mr. Bitting became our Chief Executive Officer in April 2022. Prior to that, he served as Vice President and President—Ecoservices (formerly Refining Services) beginning in March 2019. From September 2017 until February 2019, Mr. Bitting served as Vice President of Eco Services. Between May 2016 and August 2017, he was Business Director in the Eco Services business. Mr. Bitting also previously held management positions at Kinder Morgan, Inc., Sprint Corporation, Solvay USA Inc. and Eco Services Operations LLC. Mr. Bitting began his career in the U.S. Army where he served as a Company Commander in the 10th Mountain Division. Mr. Bitting was elected to serve as a member of the Board due to his extensive management and leadership experience.

DAVID A. BRADLEY Age: 53 Independent Director
David A. Bradley has served on our Board since April 2022. Since March 2019, Mr. Bradley has served as the President and Chief Executive Officer and member of the board of directors of SI Group. Prior to joining SI Group, Mr. Bradley served as President and CEO and member of the board of directors of Nexeo Solutions between 2011 and 2019. Prior to that, Mr. Bradley spent seven years at Kraton Corporation, where he held several executive positions, including Chief Operating Officer, Vice President of Global Operations, and Vice President of Business Transformation. Since 2019, he also has been a member of the board of directors of South Texas Truck Centers LLP. Because of his extensive experience in the chemicals sector and his extensive management and leadership experience, we believe Mr. Bradley is well qualified to serve on our Board.

KEVIN M. FOGARTY Age: 58 Non-Executive Chairman and Independent Director
Kevin M. Fogarty became a director and our Chairman in April 2022 and he became chairman of our Nominating and Corporate Governance Committee in July 2022, serving in that position until December 31, 2023. From January 2008 until March 2022, Mr. Fogarty served as Kraton Corporation’s President and Chief Executive Officer and as a member of its board of directors from September 2009 until March 2022. From May 2005 to December 2007, he served as Kraton’s Executive Vice President of Global Sales and Marketing. From May 2004 to April 2005, Mr. Fogarty served as President, Polymers and Resins, of Invista. From 1991 to April 2004, Mr. Fogarty held a variety of roles within the Koch Industries, Inc. family of companies. Mr. Fogarty serves as Chairman of the board of directors of P.H. Glatfelter Company, where he also is a member of its Compensation Committee and formerly served on its Nominating and Corporate Governance Committee. Since 2022, he also has served on the board of directors of OPAL Fuels Inc., where he also serves on its Audit and Compensation Committees. He formerly has served as a director of the American Chemistry Council. Because of his extensive experience in the chemicals sector and his extensive management and leadership experience, we believe Mr. Fogarty is well qualified to serve on our Board.

2024 PROXY STATEMENT	9

DIRECTOR COMPENSATION
Director Compensation

In accordance with our non-employee director compensation policy, which has been in place since the time of our initial public offering, each of our non-employee directors who is not an employee of CCMP Capital Advisors L.P. (“CCMP”) or INEOS Limited (“INEOS”) is compensated as follows:
•	Each eligible non-employee director receives an annual cash retainer of $50,000.
•	The chairperson of the Audit Committee receives an additional annual cash retainer of $20,000.
•	The chairperson of each other committee, to the extent eligible for compensation under the policy, receives an additional annual cash retainer of $15,000.
•
Each eligible non-employee director receives an annual equity grant in the form of restricted stock units with a grant date fair value of $200,000. The terms of each such award are set forth in an award agreement between each director and us, which generally provides for vesting after one year of continued service as a director or upon an earlier occurrence of a change in control.

Mr. Fogarty receives the standard director pay package outlined above, plus a $250,000 fee differential for his service as Non-Executive Chairman. The fee differential is paid in the form of an additional annual cash retainer of $50,000 and additional restricted stock units with a grant date fair value of $200,000. As is the case with the restricted stock units granted to other non-employee directors, the restricted stock units which form a part of the fee differential provide for vesting after one year of continued service as director or upon an earlier occurrence of a change in control.
All cash and equity awards granted under the non-employee director compensation policy are granted under, and subject to the limits of, the Ecovyst Inc. 2017 Omnibus Incentive Plan, as amended and restated (the “2017 Plan”). Annual cash retainers are paid quarterly in arrears.
In 2023, we did not pay any additional remuneration for director service to any of our directors who were either our officers or who were employees of CCMP or INEOS. However, all directors were reimbursed for reasonable travel and lodging expenses incurred to attend meetings of our Board or committees thereof.
On January 16, 2023, the Company granted 20,325 restricted stock units to each of Messrs. Bradley, Brown, Coxon and Vann and to Ms. Catalano and Ms. Ward. Each award vested subject to the director’s continued service through January 5, 2024 (or upon an earlier occurrence of a change in control). The Compensation Committee also approved, and the Company granted on January 16, 2023, 1,016 shares of stock to each of Messrs. Brown, Coxon and Vann for their service on the Special Repurchase Committee of the Board and 2,033 shares of stock to Ms. Ward for her service as Chair of the Special Repurchase Committee. In addition, on January 16, 2023 the Company granted 40,650 restricted stock units to Mr. Fogarty, consisting of 20,325 restricted stock units for his service on the Board and 20,325 restricted stock units as a part of the fee differential for his service as Non-Executive Chair of the Board. Each award of restricted stock unit vested subject to the director’s continued service through January 5, 2024 (or upon an earlier occurrence of a change in control).
Stock Ownership Guidelines for Non-Employee Directors

Under our stock ownership guidelines applicable to our non-employee directors, each of our non-employee directors is expected to have ownership of Company stock in an amount equal to at least $625,000. Non-employee directors subject to the guidelines have five years to achieve the required ownership levels and, until they satisfy their ownership requirements, are subject to a holding requirement with respect to 50% of the shares they acquire upon the vesting or exercise of equity-based awards (on an after-tax basis). Non-employee directors who do not receive compensation for their service on the Board are not subject to these guidelines.
10	2024 PROXY STATEMENT

The following table summarizes the ownership of our Common Stock as of December 31, 2023 by our non-employee directors who were serving on our Board as of December 31, 2023 and who are subject to our stock ownership guidelines:

Name	Ownership Requirement	Ownership(1)
Robert Coxon	$625,000	3.06x
Anna Catalano(2)	$625,000	0.53x
Kyle Vann	$625,000	3.09x
David Bradley(3)	$625,000	0.92x
Bryan Brown(4)	$625,000	0.63x
Kevin Fogarty(5)	$625,000	1.83x
Susan F. Ward(6)	$625,000	1.06x
(1)
Calculated using the average closing price of $9.52 during the 90-day period preceding December 31, 2023, in accordance with the terms of our stock ownership guidelines. Ownership multiples are rounded to the nearest one-hundredth.

(2)	Ms. Catalano joined our Board on July 27, 2022 and therefore has until July 27, 2027 to satisfy the stock ownership requirement.
(3)	Mr. Bradley joined our Board on April 27, 2022 and therefore has until April 27, 2027 to satisfy the stock ownership requirement.
(4)	Mr. Brown joined our Board on April 27, 2022 and therefore has until April 27, 2027 to satisfy the stock ownership requirement.
(5)	Mr. Fogarty joined our Board on April 27, 2022 and therefore has until April 27, 2027 to satisfy the stock ownership requirement, although he satisfied the requirement as of December 31, 2023.
(6)	Ms. Ward joined our Board on June 1, 2020 and therefore has until June 1, 2025 to satisfy the stock ownership requirement, although she satisfied the requirement as of December 31, 2023.
Director Compensation Table

The following table sets forth certain information with respect to cash compensation and stock awards granted to our non-employee directors in 2023. Directors who were employees of CCMP or INEOS did not receive compensation. Mr. Bitting did not receive compensation in respect of his service on our Board in 2023. The compensation that he received in his capacity as an executive officer of the Company is reported in the Summary Compensation Table below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
David A. Bradley	$59,643	$199,998	—	—	$259,641
Bryan K. Brown	$50,000	$209,995	—	—	$259,995
Anna C. Catalano	$50,000	$199,998	—	—	$249,998
Robert Coxon(3)	$65,000	$209,995	—	—	$274,995
Kevin M. Fogarty	$115,000	$399,996	—	—	$514,996
Jonny Ginns(4)	—	—	—	—	—
Kyle Vann	$50,000	$209,995	—	—	$259,995
Susan F. Ward	$70,000	$220,003	—	—	$290,003
Timothy Walsh(5)	—	—	—	—	—
(1)
As described above, Ms. Ward and Messrs. Fogarty, Bradley and Coxon received an additional annual retainer for their service as committee chairs. Ms. Ward served as chair of the Audit Committee and received an additional retainer of $20,000 for such service. Mr. Fogarty served as chair of the Nominating and Corporate Governance Committee and received an additional annual retainer of $15,000 for such service. Mr. Bradley served as chair of the Compensation Committee beginning on May 10, 2023 and is entitled to receive an additional annual retainer of $15,000 for such service. The actual amount paid to Mr. Bradley for his service as chair of the Compensation Committee in 2023 was $9,642.86. Mr. Coxon served as the chair of the Health, Safety, Environment and Security Committee and received an additional retainer of $15,000 for such service. As described above, Mr. Fogarty receives the standard director pay package outlined above plus a $250,000 annual fee differential for his service as Non-Executive Chairman. The fee differential is paid in the form of an additional annual cash retainer of $50,000 and additional restricted stock units with a grant date fair value of $200,000.

(2)
As required by Securities and Exchange Commission (“SEC”) rules, amounts shown present the aggregate grant date fair value of restricted stock unit and stock awards granted to our non-employee directors during 2023, calculated in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. For information on the valuation assumptions made in the calculation of these amounts, refer to Note 21 to the audited consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2023.

(3)	On March 7, 2023, Mr. Coxon forfeited 25,476 unvested restricted shares due to the failure of the performance condition associated with such restricted shares.
(4)
As an employee of INEOS and in accordance with our non-employee director compensation policy, Mr. Ginns did not receive compensation for his service on our Board in 2023. Mr. Ginns resigned from the Board effective on December 31, 2023.

(5)
As an employee of CCMP and in accordance with our non-employee director compensation policy, Mr. Walsh did not receive compensation for his service on our Board in 2023. Mr. Walsh resigned from the Board effective on May 10, 2023.

2024 PROXY STATEMENT	11

CORPORATE GOVERNANCE
General Governance Framework Highlights

✔	Proposal to provide for annual election of directors and eliminate the classified structure of the Board (See Proposal 4)	✔	Board retirement / tenure policy promotes refreshment
✔	8 of our 9 directors are independent	✔	No stockholder rights plan in effect
✔	All Board committees are comprised of independent directors	✔	Shareholder action by written consent permitted
✔	Non-Executive Board Chair	✔	Improved Board and Committee self-assessment process
✔	Majority of our directors are diverse	✔	No supermajority vote to remove directors or amend charter or bylaws
✔	Robust Board continuing education program	✔	Active oversight of risk and strategy by Board and Management
✔	Regular meetings of non-management, independent directors	✔	Robust Code of Conduct applicable to directors, officers and employees
✔	Stock ownership guidelines applicable to Directors and Named Executive Officers
Governance Review and Governance Changes

As a result of the sale by CCMP, formerly our primary private equity sponsor, of the remainder of its stockholdings in the Company in 2023, our Board undertook a review of the Company’s corporate governance framework to determine if changes to our policies and practices were warranted. In conducting this review, the Board considered governance practices among similarly situated companies and took into consideration practices that are designed to provide for stockholders to have a greater voice in the governance of the Company. As a result of this review, the Board has included the Charter Amendment (Proposal 4) on the ballot for the 2024 annual meeting of stockholders. For more information about the Charter Amendment, please see Proposal 4.
Also in connection with the Board’s governance practices review and as a means of ensuring that the Board is comprised of highly qualified directors who bring new ideas and insights to the Board as a whole and to promote director refreshment, new perspectives, diverse views and independence among Board members, the Board in 2023 also amended the Company’s Corporate Governance Guidelines to incorporate a retirement and tenure policy with respect to directors. Pursuant to the retirement and tenure policy, upon reaching the age of 75, a director shall offer to resign from the Board and all committees thereof effective upon the completion of his or her then-current term, and the Nominating and Corporate Governance Committee shall review the continued appropriateness of that director’s membership on the Board under the circumstances and shall make a recommendation to the full Board as to whether to accept or decline such offer to resign. In addition, a non-employee director who has served on the Board for twelve (12) consecutive years shall offer to resign from the Board and all committees thereof effective upon the completion of his or her then-current term, and the Nominating and Corporate Governance Committee shall review the continued appropriateness of that non-employee director’s membership on the Board under the circumstances and shall make a recommendation to the full Board as to whether to accept or decline such offer to resign. The twelve (12) year service period is calculated beginning on the date the non-employee director first joined the Board (whether as a result of election by the Board to fill a director vacancy or election by the stockholders) or, if applicable, the date of Ecovyst’s initial public offering, whichever is later. Director Kyle Vann, having reached the age of 75 and being at the end of his current term as a director, is not standing for re-election in 2024 and will retire from the Board effective at the annual meeting of stockholders. Mr. Vann did not request, and the Board did not grant, a waiver of the retirement policy to allow him to serve another term on the Board.
In 2023, the Board also reviewed its existing process to conduct self-evaluations for the Board and each of its committees. As a result of this review, the Board instituted a more robust process in which Board and committee members anonymously complete questionnaires
12	2024 PROXY STATEMENT

that are designed to elicit feedback regarding the operations of the Board and its committees. The results of the consolidated questionnaires then were reviewed with the Board as a whole and were provided to the Board committees for their evaluation and potential action.
From time to time, the Board will continue to evaluate the governance structure for the Company and may make changes if they are deemed to be in the best interest of the Company and its stockholders.
Board Independence, Structure, Meetings, Executive Sessions and Education

Our Board currently consists of 9 members, with Mr. Fogarty serving as Non-Executive Chairman of the Board. In this capacity, Mr. Fogarty leads all meetings of the Board and of its non-management, independent directors consistent with the provisions of our Corporate Governance Guidelines. Our Board and its committees meet periodically throughout the year, as needed, to oversee management of the Company’s business and affairs for the benefit of its stockholders. During 2023, the Board held 5 meetings and also approved certain actions by unanimous written consent. During 2023, each director attended 100% of Board meetings that were held and among committee meetings conducted in 2023, 100% attendance occurred at all but one of such meetings. As such, each director attended more than 75% of the total number of meetings of the Board and its applicable committees on which such directors served in 2023. We encourage, but do not require, our directors to attend annual meetings of stockholders and all directors attended our 2023 annual meeting of stockholders.
As set forth in our Corporate Governance Guidelines, our Board and its committees regularly have access to those Company employees as the Board or its committees deem necessary to effectively oversee the management of the Company. At each of our regularly scheduled Board and committee meetings, our executive management team and other Company employees provide our Board and its committees with information regarding their respective businesses and functions and the Board members have the opportunity to pose questions to such executives and employees.
Also consistent with our Corporate Governance Guidelines, the Board and its committees have the opportunity to engage outside advisers to provide such advice as the Board or its committees requires to effectively oversee the management of the Company.
Periodically throughout the year, the non-employee and independent directors meet in executive session without members of management present. These meetings allow such directors to discuss issues of importance to the Company, including the business and affairs of the Company and matters concerning management, without any member of management present. As noted above, Mr. Fogarty presides over all such meetings. During 2023, the non-employee and independent directors met without management present at each of the five regularly scheduled meetings of the Board.
In an effort to ensure that Board members have adequate information about the Company and its operations as well as good governance practices, the Board receives regular education sessions or “Teach-Ins” from Company employees and outside advisors on various topics relating to the Board’s oversight function for the Company. Those sessions have included educational presentations relating to renewable fuels and the Company’s business in that sector, the Company’s research and development program, the Company’s Advanced Silicas product lines within the Advanced Materials & Catalysts segment, the Company’s virgin acid product lines, the Company’s Enterprise Risk Management program and various corporate governance topics. Directors also are encouraged to participate in director education programs other than those sponsored by the Company in order to stay abreast of governance best practices, emerging issues and trends that impact public company boards.
Board Independence

Our Corporate Governance Guidelines provide that our Board shall consist of the number of directors who are independent as is required and determined in accordance with applicable laws and regulations and requirements of the New York Stock Exchange and SEC rules. Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being an independent director under applicable laws and the corporate governance listing standards of the New York Stock Exchange. Our Board evaluates any relationships between each director or nominee and Ecovyst and makes an affirmative determination whether or not such director or nominee is independent. As a result of this review, our Board has affirmatively determined that each current member of our Board, with the exception of Mr. Bitting, our Chief Executive Officer, is independent under applicable laws and the corporate governance listing standards of the New York Stock Exchange.
2024 PROXY STATEMENT	13

Board and Committee Annual Performance Reviews

Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee is responsible for reporting annually to the Board an evaluation of the overall performance of the Board. In addition, the written charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee provide that each such committee shall evaluate its performance on an annual basis using criteria that it has developed and shall report to the Board on its findings. The Board and each committee of the Board conducts such performance reviews on an annual basis. Improvements made to this annual performance review process in 2023 are described above.
Committees and Committee Composition

During fiscal 2023, the Board had four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Health, Safety, Environment and Security Committee. The charter for each committee can be found in the Investors section of our website at https://investor.ecovyst.com under “Management & Governance” and more information about the primary roles and responsibilities of each committee is set forth below. The members of each committee are appointed by the Board, and, consistent with our Corporate Governance Guidelines, the Board takes into consideration the particular skills of Board members when appointing members to each standing committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.
The chairpersons of the standing Board committees regularly provide reports to the full Board regarding the topics of discussions of their respective committee meetings and actions taken at such committee meetings.
The table below provides information about the membership of our standing Board committees during fiscal 2023:

Name	Audit	Compensation	Nominating and Corporate Governance	Health, Safety, Environment and Security
Susan F. Ward	*
Jonny Ginns(1)		X		X
Timothy Walsh(2)		*
Kyle Vann	X	X
Robert Coxon	X			*
Kevin M. Fogarty(3)			*
David A. Bradley(4)		*		X
Bryan K. Brown	X		X
Anna C. Catalano(3)(4)			X
Number of meetings during fiscal 2023	5	4	4	4
*	Committee Chair
(1)
Mr. Ginns served on the Compensation Committee and the Health, Safety, Environment and Security Committee for the entirety of 2023, but he resigned from our Board and those committees effective at the close of business on December 31, 2023.

(2)
Mr. Walsh served as Chair of our Compensation Committee from January 1, 2023 through May 10, 2023, when he resigned from our Board and did not stand for re-election at our 2023 annual meeting of stockholders.

(3)
Mr. Fogarty served as Chair of our Nominating and Corporate Governance Committee during the entirety of 2023; on January 1, 2024, Ms. Catalano became Chair of the Nominating and Corporate Governance Committee.

(4)
Mr. Bradley became Chair of our Compensation Committee effective May 10, 2023 and served in such capacity through December 31, 2023. Ms. Catalano became a member of our Compensation Committee on January 1, 2024.

14	2024 PROXY STATEMENT

Additional information regarding our Board committees and their roles is set forth below:
Audit Committee — Among other matters, the Audit Committee’s duties and responsibilities are to:
•
appoint or replace, compensate and oversee the Company’s independent auditors, who will report directly to the Audit Committee, for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us;

•
pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our outside auditors, subject to de minimis exceptions that are approved by the Audit Committee prior to the completion of the audit;

•
review and discuss with management and the outside auditors the annual audited and quarterly unaudited financial statements, our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the selection, application and disclosure of critical accounting policies and practices used in such financial statements;

•
discuss with management and the outside auditors any significant financial reporting issues and judgments made in connection with the preparation of our financial statements, including any significant changes in our selection or application of accounting principles;

•
review and discuss with management our legal, regulatory and compliance programs, including procedures and practices relating to compliance with applicable anti-corruption and anti-bribery laws and swaps transactions;

•	oversee our Enterprise Risk Management program;
•	oversee our cybersecurity risk mitigation efforts and the disclosure of cyber incidents if such disclosure is required by SEC rules; and
•	review and discuss with management and the independent auditor any major issues as to the adequacy of our internal controls and any special steps adopted in light of material control deficiencies.
The members of our Audit Committee currently are Susan F. Ward (Chair), Robert Coxon, Bryan K. Brown and Kyle Vann. Our Board has determined that Ms. Ward and Messrs. Brown, Coxon and Vann each meet the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the governance and listing standards of the New York Stock Exchange. All of the members of the Audit Committee are financially literate and Ms. Ward is also considered an “audit committee financial expert” within the meaning of the applicable rules of the SEC.
Compensation Committee — Among other matters, the Compensation Committee’s duties and responsibilities are to:
•
review the Company’s overall compensation strategy, including base salary, incentive compensation and equity-based grants, to provide for appropriate rewards and incentives for the Company’s management and employees;

•	review and approve corporate goals and objectives relevant to our Chief Executive Officer and other executive officer compensation;
•	evaluate the performance of our Chief Executive Officer and other executive officers in light of those goals and objectives;
•	determine and approve the compensation of the Chief Executive Officer and other executive officers of the Company; and
•	administer the Company’s equity-based plans and management incentive compensation plans and grant awards under such plans.
The Compensation Committee currently consists of David A. Bradley (Chair), Anna Catalano and Kyle Vann. Our Board has determined that each member of the Compensation Committee meets the independence requirements under the governance and listing standards of the New York Stock Exchange and are “non-employee directors” under Rule 16b-3 of the Exchange Act.
2024 PROXY STATEMENT	15

Nominating and Corporate Governance Committee — Among other matters, the Nominating and Corporate Governance Committee’s duties and responsibilities are to:
•
identify individuals qualified to become Board members, receive nominations for such qualified individuals, recommend director nominees to the Board and recommend qualified individuals to serve as committee members on the various Board committees;

•	review our Corporate Governance Guidelines at least on an annual basis and recommend changes as necessary;
•
articulate to the directors what service on the Board entails, including reference to our Corporate Governance Guidelines and the basic responsibilities of directors with respect to attendance at Board meetings and advance review of meeting materials;

•	review the Company’s practices and policies regarding Board size, retirement and tenure requirements, Board refreshment and service of non-employee directors;
•	recommend to the Board and its committees the processes for annual evaluations of the Board and its committees;
•	oversee the Company’s ethics and compliance functions, including our Code of Conduct and Code of Ethics for Senior Executives and Financial Officers;
•	oversee Company policies with respect to significant issues of corporate public responsibility, including political contributions; and
•	review and approve all related party transactions to the extent such transactions are required to be disclosed in any public filings made by the Company pursuant to Item 404 of Regulation S-K.
The Nominating and Corporate Governance Committee currently consists of Kevin M. Fogarty, Anna C. Catalano and Bryan K. Brown, with Mr. Fogarty serving as the chairperson of the committee in 2023 and Ms. Catalano becoming chairperson of the committee effective January 1, 2024. Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent as defined under the governance and listing standards of the New York Stock Exchange.
Health, Safety, Environment and Security Committee —Among other matters, the Health, Safety, Environment and Security Committee’s duties and responsibilities are to:
•	review the Company’s health, safety, environmental, security and sustainability policies, initiatives and performance;
•	review management systems designed to ensure compliance with applicable laws, regulations and Company standards with respect to health, safety, environmental, security and sustainability matters;
•	review and provide input to the Company on the management of current and emerging health, safety, environmental, security and sustainability issues; and
•	review the organization’s progress and performance in achieving goals, targets and objectives with respect to health, safety, environment, security and sustainability.
The Health, Safety, Environment and Security Committee currently consists of Robert Coxon (Chair) and David Bradley.
Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.
16	2024 PROXY STATEMENT

Our Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention risks that are material to Ecovyst. The Board has oversight responsibility for the systems established to report and monitor the most significant risks applicable to Ecovyst. The Board believes that evaluating the executive team’s management of the various risks confronting Ecovyst is one of its most important areas of oversight.
In accordance with this responsibility, the Board administers its risk oversight role directly and through its committee structure and the committees’ regular reports to the Board at Board meetings. The Board reviews strategic, financial and execution risks and exposures associated with the annual plan and long-term plans, material litigation and other matters that may present material risk to the Company’s operations, plans, prospects or the Company’s reputation, acquisitions and divestitures, senior management succession planning and enterprise risk management.
In connection with risk oversight, Board committees assist with the review, assessment and oversight of the Company’s risk management efforts. The chart below sets forth some examples of the roles Board committees play in risk oversight:

Committee	Risk Oversight Areas
Audit Committee
• The design, adequacy and effectiveness of our internal controls
• Review of our earnings releases and quarterly and annual report filings with the SEC
• Review of the Company’s enterprise risk management program and material risks identified as part of annual review of Company risks
• The integrity of the Company’s information technology systems, the adequacy of security measures taken to protect such systems and disclosure of material cyber incidents in accordance with SEC rules

Compensation Committee
• Whether the Company’s compensation policies and practices provide appropriate incentives to management or encourage undue risk-taking by management
• Applying, if necessary, the clawback provisions of the 2017 Plan and the Company’s Policy for Recoupment of Incentive Compensation, which was adopted by the Board to comply with SEC and NYSE requirements
• Administration and oversight of stock ownership requirement for directors and executive officers
• Establishment of CEO and other executive officer compensation based on performance reviews

Nominating and Corporate Governance Committee	• Compliance with ethical requirements, including avoidance of conflicts of interest • Corporate public responsibility, including political contributions
Health, Safety, Environment and Security Committee
• Oversight of the Company’s programs and procedures to manage and mitigate HSES risks
• Ensuring that management recognizes and addresses emerging HSES issues and regulations
• Ensuring the Company conducts appropriate internal and external HSES auditing programs, assesses the results of such audits and implements corrective action for issues identified in such audits

Policy Against Hedging of Stock

Our insider trading policy prohibits our directors, officers and employees from entering into hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, because such transactions may permit a director, officer or employee to continue to own securities obtained through our employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the individual may no longer have the same objectives as our other stockholders.
2024 PROXY STATEMENT	17

Enterprise Risk Management

In 2018, the Company implemented an Enterprise Risk Management process that is designed to identify, assess, mitigate and monitor the risks the organization faces. The process is guided by an ERM Charter, which sets forth the primary goals of the program and is overseen, internally, by a Risk Council that is comprised of members of the executive team as well as externally through the Audit Committee of the Board. In conducting the program, the Company engages in a series of risk identification workshops in its business units and functions, including finance, legal, environment and sustainability, health and safety, strategy and others. Upon completion of the workshops, the Company develops a listing of the identified risks and risk definitions. Those risks then are evaluated through a risk assessment process in which Company personnel assess the severity, likelihood and existing mitigation effectiveness relating to the identified risks. After compiling the results of the assessment process in 2023, management then conducted a “Teach-In” session with the Board to review the findings. In addition, individual risks are assigned to one or more “risk owners” who review the existing mitigation efforts and steps that should be taken to further mitigate the effects of such risks. Those risk owner reviews then are presented to the Audit Committee at its regularly scheduled meetings.
Board Refreshment, Diversity and Board Expertise

The Board believes it is a priority to engage in thoughtful, deliberate director refreshment that expands diversity in experience and critical perspectives in order to benefit all of Ecovyst’s stakeholders. As a result, six of our nine current Board members have joined the Board as directors since 2022.
We seek to have a Board that represents diversity as to experience, gender and ethnicity/race, but we do not have a formal policy with respect to diversity. We also seek a Board that reflects a range of talents, ages, tenures, skills, character and expertise, particularly in the areas of leadership, operations, risk management, accounting and finance, strategic planning and the industries in which we operate, sufficient to provide sound and prudent guidance with respect to our operations and interests.
Our Board currently is comprised of 9 members, and we believe their ages, experiences, gender and ethnic diversities and skills collectively bring a broad range of outlooks and talents to their services to the Company. For example, five of our current directors – or approx. 55% of the Board composition – bring gender or racial/ethnic diversity to the Board and a sixth member of our Board is an armed forces veteran. The illustrations below show the make-up of our current Board of Directors based on age, Board tenure, independence, and gender and racial/ethnic diversity.
18	2024 PROXY STATEMENT

AGE
MEDIAN AGE – 58
AVERAGE AGE – 60.4

76
76
64
63
58
56
53
50
48
0
20
40
60
80

LENGTH OF TENURE
MEDIAN TENURE – 2 YEARS
AVERAGE TENURE – 4.6 YEARS

Less than 5 Years
5-10 Years
10+ years
7
1
1

INDEPENDENCE

Independent
Not Independent
8
1

GENDER DIVERSITY

Female
Male
3
6

ETHNIC DIVERSITY

Native American
Black or African American
Asian
White
1
1
1
6

2024 PROXY STATEMENT	19

We also strive to recruit and retain qualified directors who bring a diversity of thought and experience to our Board. The chart below shows certain of the various skills and experiences that our Board believes are important to the oversight of the Company and the number of current Board members who bring such skill or experience to the Board.

Director Nominations

Criteria and Process of Identifying and Evaluating Candidates for Consideration as a Director Nominee
Under its charter, our Nominating and Corporate Governance Committee is responsible for recommending to the Board candidates to stand for election to the Board at the Company’s annual meeting of stockholders and for recommending candidates to fill vacancies on the Board that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee may receive suggestions for new directors from a number of sources, including Board members and our Chief Executive Officer, and may also, in its discretion, employ a third-party search firm to assist in identifying candidates for director. The Corporate Governance Guidelines provide that each director should possess a combination of skills, professional experience and diversity of viewpoints necessary to oversee the Company’s business. It is the policy of the Board that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stakeholders. Board members are expected to become and remain informed about the Company, its business and its industry and rigorously prepare for, attend and participate in all Board and applicable committee meetings. The Nominating and Corporate Governance Committee evaluates each individual in the context of the skills, character, diversity and expertise of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. In addition, the Nominating and Corporate Governance Committee considers, in light of our business, each director nominee’s experience, qualifications, attributes and skills that are identified in the biographical and other information contained in this Proxy Statement. Prior to the appointment of Ms. Lorance to the Board effective March 1, 2024 and the nomination of Mr. Althoff for election as a director at the annual meeting of stockholders, the Board considered a number of qualified candidates for these positions and ultimately selected Ms. Lorance and Mr. Althoff for appointment or nomination, as the case may be.
20	2024 PROXY STATEMENT

Procedures for Recommendation of Director Nominees by Stockholders
The Nominating and Corporate Governance Committee considers properly submitted recommendations for candidates to the Board from stockholders in accordance with our Bylaws. Any stockholder may submit in writing a candidate for consideration for each stockholder meeting at which directors are to be elected by no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days of such anniversary date, we must receive the notice no later than the close of business on the tenth day following the day on which the date of the annual meeting is first disclosed in a public announcement. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information and the information required by Section 1.2 of our Bylaws. Recommendations should be sent to c/o Secretary, Ecovyst Inc., 300 Lindenwood Drive, Malvern, Pennsylvania 19355. The Nominating and Corporate Governance Committee evaluates candidates for the position of director recommended by stockholders in the same manner as candidates from other sources. The Nominating and Corporate Governance Committee will determine whether to interview any candidates and may seek additional information about candidates from third-party sources.
Board Leadership Structure

Under our Corporate Governance Guidelines, our Board may select a Chairperson at any time. Prior to April 2022, the roles of Chairman and Chief Executive Officer were combined. In April 2022, the Board decided to decouple these positions, and therefore the Company’s Chief Executive Officer no longer serves as Chairman. Instead, a non-employee director, Mr. Fogarty, was elected as our Board Non-Executive Chairman in April 2022 and he continues to serve in that capacity. As non-Executive Chairman, Mr. Fogarty has the power to call meetings of the independent directors and to preside over such meetings. The Board believes that utilizing a Non-Employee Chairman and the exercise of key Board oversight responsibilities by independent directors is currently in the best interest of our stockholders.
Classified Board Structure

Since our initial public offering, we have maintained a classified board structure in which directors are divided into three classes and one class is elected each year to serve a three-year term. The Board believed that this classified board structure promoted continuity and stability of strategy and encouraged a long-term perspective by Company management and facilitated the ability of the Board to focus on creating long-term stockholder value. With the exit of CCMP, formerly our primary private equity sponsor, in 2023, the Board reevaluated the classified structure and concluded that it would be in the best interests of the Company and its stockholders to propose the Charter Amendment to phase in annual election of directors beginning in 2025, with the declassification process being completed at the 2027 annual meeting of stockholders. For more information about the Charter Amendment and the Board’s recommendation to stockholders to approve the Charter Amendment, please see the description of Proposal 4 below.
Succession Planning

The Chief Executive Officer reviews succession planning and management development with the Board and the Nominating and Corporate Governance Committee on an annual basis. This succession planning includes the development of policies and principles for selection of the Chief Executive Officer, including succession in the event of an emergency or retirement.
Majority Voting Guidelines

Our Corporate Governance Guidelines provide that in an uncontested election of directors, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the stockholder vote. The Board shall determine whether or not to accept such resignation within a period of 120 days following the stockholder vote, and will promptly publicly disclose its decision to accept or reject the resignation and the reasons for doing so.
2024 PROXY STATEMENT	21

Policies Relating to Directors Service Retirement and Tenure

It is our policy that a director who is also an employee of the Company, shall be deemed to have offered his or her resignation from the Board to the Nominating and Corporate Governance Committee at the same time he or she retires, resigns or is terminated from employment with the Company. In addition, it is our policy that directors who retire or otherwise change from the principal occupation or background association they held when they were originally invited to the Board should provide notice to the Nominating and Corporate Governance Committee or the Board and offer to resign from the Board. The Board does not believe that such directors should necessarily leave the Board, but it is our policy that there should be an opportunity for the Board to review the continued appropriateness of such director’s membership under these circumstances.
The Board also believes that each director should advise the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve as a member on another board of directors. In general, the Board does not have a policy limiting the number of other public company boards of directors upon which a director may sit. However, the Nominating and Corporate Governance Committee shall consider the number of other boards of directors (or comparable governing bodies), particularly with respect to public companies, on which a prospective nominee is a member. Although the Board does not impose a limit on outside directorships, it does recognize the substantial time commitments attendant to membership on the Board and expects that directors devote all such time as is necessary to fulfill their accompanying responsibilities, both in terms of preparation for, and attendance and participation at, meetings.
Pursuant to our Audit Committee charter and the New York Stock Exchange listing rules, members may serve on no more than three separate public company audit committees simultaneously without prior review and determination by the Board that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee.
As a means of ensuring that the Board is comprised of highly qualified directors who bring new ideas and insights to the Board as a whole and to promote director refreshment, new perspectives, diverse views and independence among Board members, the Board in 2023 amended the Corporate Governance Guidelines to incorporate a retirement and tenure policy with respect to directors. Pursuant to the retirement and tenure policy, upon reaching the age of 75, a director shall offer to resign from the Board and all committees thereof effective upon the completion of his or her then-current term, and the Nominating and Corporate Governance Committee shall review the continued appropriateness of that director’s membership on the Board under the circumstances and shall make a recommendation to the full Board as to whether to accept or decline such offer to resign. Director Kyle Vann, having reached the age of 75 and being at the end of his current term as a director, is not standing for re-election in 2024 and will retire from the Board effective at the annual meeting of stockholders. Mr. Vann did not request, and the Board did not grant, a waiver of the retirement policy to allow him to serve another term on the Board.
In addition, a non-employee director who has served on the Board for twelve (12) consecutive years shall offer to resign from the Board and all committees thereof effective upon the completion of his or her then-current term, and the Nominating and Corporate Governance Committee shall review the continued appropriateness of that non-employee director’s membership on the Board under the circumstances and shall make a recommendation to the full Board as to whether to accept or decline such offer to resign. The twelve (12) year service period shall be calculated beginning on the date the non-employee director first joined the Board (whether as a result of election by the Board to fill a director vacancy or election by the stockholders) or, if applicable, the date of Ecovyst’s initial public offering, whichever is later.
Communications with Directors

Stockholders and other interested parties may communicate directly with the Board, the non-employee directors or the independent directors as a group, or specified individual directors by writing to such individual or group c/o Secretary, Ecovyst Inc., 300 Lindenwood Drive, Malvern, Pennsylvania 19355. The Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board.
Online Availability of Information

The current versions of our Corporate Governance Guidelines, Code of Conduct, Code of Ethics for Senior Executive and Financial Officers and charters for our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and
22	2024 PROXY STATEMENT

Health, Safety, Environment and Security Committee are available by clicking on “Management & Governance” in the Investors section of our website, www.ecovyst.com. These materials are also available in print free of charge to stockholders, upon written request to c/o Secretary, Ecovyst Inc., 300 Lindenwood Drive, Malvern, Pennsylvania 19355.
SUSTAINABILITY
Sustainability is intertwined with our daily business and is reinforced through our strategy and values. We strive to create sustainable products that are safe for the environment, and to reduce waste and increase efficiencies for our customers and stakeholders. We believe that our products contribute to lower emissions and cleaner air, advance the global transition to clean energy, support the circular plastics economy and ensure clean, purified drinking water. We are committed to creating environmentally responsible products that we believe make a difference in people’s daily lives and for our planet.
While offering products and services that help our customers to advance their own sustainability goals, we also work to advance our commitment to maintain sound environmental, social and governance (“ESG”) practices, policies and procedures. For example, we:
•
Were awarded a 2024 Platinum Sustainability rating from EcoVadis, a third-party sustainability evaluation company. The Platinum rating from EcoVadis places us among the top 1% (99th percentile) of all companies assessed by EcoVadis over the past twelve months;

•	Maintained an executive level position of Vice President – Environment and Sustainability that reports directly to our CEO;
•
Under the leadership of our Global Director of Health, Safety and Process Safety Management, instituted additional health, safety and process safety programs, as well as launched a company-wide employee health and wellness program that covers both physical and mental health;

•	Provided enhanced sustainability information on our website and published our 2022 Sustainability Report, our second as Ecovyst, in July 2023;
•
Continued work towards our recently announced series of 2025 and 2030 sustainability goals with respect to fuel usage, power usage, health, safety and environment performance, and community engagement;

•
Introduced our employees to our core values Stewardship, High Standards, Integrity and Engagement (“SHINE”) and in 2023, provided training on these values and provisions of our Code of Conduct, completing training for approximately 99.8% of active employees in 2023;

•
Continued steps to implement additional improvements in a number of areas, including health, safety and environmental (“HSE”) performance; commitment to diversity, inclusion and human rights both within our company and in our supply chain; and ethical and lawful business practices;

•
Further integrated a corporate-wide sustainability software platform, which we are utilizing as an internal, real-time sustainability performance dashboard to enable improved analytics and greater visibility into our sustainability impacts; and

•	Achieved a greater than 90% performance in our flagship HSE Perfect Days program, which targets at-risk behaviors and celebrates positive HSE performance across the organization on a daily basis.
The sections that follow provide some highlights of our environmental, social, and governance programs and procedures.
Environmental Stewardship. Our products and technologies continue to address our customers’ sustainability challenges, tightening global regulatory standards and changing consumer preferences. In our Ecoservices segment, we provide sulfuric acid regeneration services that avoid significant landfill or deep well disposal of spent, or used, sulfuric acid. In our Advanced Materials & Catalysts segment, our zeolite catalysts are used for cleaner air applications and our advanced silicas are key for light weighting and plastics recycling.
2024 PROXY STATEMENT	23

As part of our sustainability commitment regarding our own operations, we apply the principles of the Environmental Management standard of the International Organization for Standardization (ISO 14001) at our facilities throughout the world. For chemical facilities in the United States, we also adhere to the Responsible Care® RC14001 Technical Specifications of the American Chemistry Council (“ACC”).
We maintain policies and procedures to monitor and control HSE risks, and to enable compliance with applicable state, national, and international HSE requirements. We have comprehensive HSE compliance, auditing and management programs in place to assist in our compliance with applicable regulatory requirements and with internal policies and procedures, as appropriate. Each Ecovyst facility has developed and implemented specific critical occupational health, safety, environmental, security and loss control programs.
We also have strong Health and Safety (“H&S”) and Environmental and Sustainability (“E&S”) organizations staffed by professionals who are responsible for health, safety, process safety, sustainability, product stewardship and product safety regulatory compliance. Our H&S and E&S organizational structures feature executive management-level leadership, active oversight by our Board and dedicated H&S and E&S experts on staff. We have a Global Director of Health, Safety and Process Safety Management and also have Regional H&S Specialists and Managers who are embedded in the field and provide H&S expertise and support to operating sites. In addition, our Vice President -- Environment and Sustainability oversees a team of environmental personnel that serve our operating sites.
As an ACC Responsible Care® member company, we continue to monitor and report our HSE metrics annually. Our sustainability metrics, including waste generation and water consumption for 2018 through 2022, were third party assured through verification of the data. We included the assured data on our website and in our 2022 Sustainability Report, which we published in July 2023.
We also have established a Product Safety and Product Stewardship management system that is compliant with the RC14001 technical specification and is supported by a highly skilled Director of Product Stewardship. We conduct Product Stewardship reviews as part of new product development and routinely evaluate product safety risk for raw materials, intermediates, and finished products.
Social Responsibility, including human capital discussions. We seek to act in a socially responsible manner through our various HSE programs as described above, our commitment to building a diverse and inclusive workforce, engagement with and support for the communities where we live and work, and advancement of socially responsible business practices through partnerships and other industry frameworks.
We are committed to providing equal employment opportunities for all employees and applicants for employment, and do not discriminate on the basis of race, color, religion, sex, sexual orientation, pregnancy, gender identity and expression, national origin, disability, age (40 or above), ancestry, genetic information, marital status, veteran status or any other classification protected by law. This commitment applies to all terms and conditions of employment, including recruiting, hiring, placement, advancement, training, transfer, demotion, lay off and recall, termination, compensation and benefits.
It is our policy to comply with all applicable laws and regulations in each jurisdiction in which we operate in order to provide appropriate working conditions for our colleagues. This means that we comply with applicable laws regarding the employment relationship including those that (1) prohibit child labor, (2) set acceptable working conditions and working hours, (3) provide for fair wages, including minimum wages and overtime, (4) prohibit forced or bonded labor, (5) permit freedom of association and collective bargaining, and (6) prohibit discrimination, harassment and other forms of degrading or inhumane treatment. Using tools such as our Supplier Code of Conduct and contractual provisions, we also hold our business partners to these same standards.
We value our people by acknowledging our workforce is key to our success. We offer highly competitive salaries, benefits, developmental opportunities and work/life balance. We proactively seek to attract, incentivize and retain a talented and motivated workforce. Our global succession planning process is designed to provide sufficient talented personnel to fill key leadership, innovation and manufacturing roles well into the future and to better prepare employees for their future at the Company. In order to enable a pipeline for our leadership, we maintain a robust Emerging Leaders program to identify and nurture top talent to build leadership capabilities and provide the fundamental skills we believe every leader needs to generate passion and productivity in their team. The program also provides an important networking opportunity that creates a connected community of leaders at the Company.
24	2024 PROXY STATEMENT

We review our compensation and benefits programs periodically to ensure continued competitiveness. In the United States, our benefit programs are designed to help protect the health and financial well-being of our full-time employees and their family members, offering a choice of several medical & dental plans, as well as vision, flexible spending accounts, short-term and long-term disability insurance and an employee assistance program. To help them prepare for their future, we offer a defined contribution savings plan, which includes company contributions. Benefits outside the United States are designed to supplement government-provided programs in each country.
We benefit from our talented, dedicated and diverse employee population and we actively promote diversity in an effort to maintain a workforce that reflects the diversity of the societies in which we operate. As of December 31, 2023, we had 911 employees worldwide, of which 784 were employed in the United States. Further, as of December 31, 2023, approximately 24% of our U.S.-based executives, managers and professionals were females and 21% were non-white males. As of December 31, 2023, approximately 44% of our employees were represented by a union, works council or other employee representative body. We believe we have good relationships with our employees and their respective works councils, unions or other bargaining representatives.
This international strength, supported by our core values of SHINE, fosters a rich culture founded on diversity of thought. We firmly believe that success is achieved through the intellect and commitment of our people, so we employ a long-term human capital program to attract, retain and develop talent for the future. We are proud of our highly collaborative teams that enable an inclusive workplace where employees are encouraged to bring their own experiences to promote innovation from all levels of the organization. This constructive work environment is supplemented with a fully integrated on-line performance management process that improves the communication of aligned goals, encourages consistent feedback and furthers employee engagement. Today, there are women on the leadership teams of each of our businesses as well as in our R&D, Finance, E&S and Human Resources functions.
In 2023, our sites continued to work to have a positive impact in the communities in which we operate. Some of these events included: (a) our office in The Woodlands, Texas participated in a food drive sponsored by a non-profit organization to provide Thanksgiving meals to families as well as sponsor local AAU basketball teams; (b) our Houston, Texas plant supported a local elementary school by providing lunches for Teacher Appreciation day, provided bus services for children to take a field trip for the holidays, and donated jerseys to a soccer team; (c) our Hammond, Indiana plant supported a local school district back-to-school parade; (d) our Baytown, Texas plant donated benches to a local elementary school and wrote holiday cards for troops stationed abroad; (e) employees at our Baton Rouge, Louisiana facility collaborated with a non-profit organization to renovate the residences of elderly and disabled, low-income homeowners and adopted Angels through the Salvation Army for the holiday season; (f) our Martinez, California facility participated in several community awareness and emergency response task forces; (g) our Dominguez, California plant personnel donated $1,000 to a local Rotary Club to subsidize food items for local families and donated benches to a local school; (h) our West Orange, Texas plant donated to organizations whose mission is to train, educate, and empower young women; (i) our Kansas City, Kansas site participated in the “Adopt an Angel” program sponsored by a charitable organization where employees purchased and wrapped holiday gifts; (j) our Warrington, United Kingdom site sponsored uniforms for a local youth soccer team; (k) our Delfzijl, The Netherlands site donated funds to a local food pantry; (l) our Conshohocken, Pennsylvania site participated in a food drive, donated toys for Toys for Tots and cleaned the surrounding neighborhood for Earth Day; and (m) our Malvern, Pennsylvania office personnel participated in a food drive sponsored by a local food pantry to provide Thanksgiving meals to families, as well as in the “Adopt a Child” program sponsored by a local church to provide holiday gifts for children whose families would not otherwise be able to afford gifts.
Governance. We maintain and consistently reinforce within our organization a series of policies and practices designed to ensure that decisions made on behalf of our company are properly made and executed. Our governance programs and policies start with a strong tone at the top and are summarized in our Executive Statement on Ethics and Compliance, which has been issued by our CEO and our Chief Compliance Officer and distributed throughout the organization.
The principles set forth in the Executive Statement are codified in our Code of Conduct, which sets forth the legal and ethical standards to which our employees must adhere, including (a) acting with integrity, (b) avoiding actual or apparent conflicts of interest, (c) complying with the rules and regulations of federal, state, provincial, local governments, and other appropriate regulatory agencies, (d) complying with all rules and regulations prohibiting fraud, bribery, corrupt practices, anti-competitive activities and trading with embargoed persons and countries, (e) complying with all company policies and procedures, and (f) actively promoting ethical behavior in the workplace.
2024 PROXY STATEMENT	25

Our governance programs and policies can be found on the Company’s sustainability webpages, which is routinely updated and includes a description of our enterprise risk management program and our policies on child labor, human trafficking, anti-harassment, antibribery, and cybersecurity all of which are evaluated by third parties, including EcoVadis. In addition, the investors pages of our website contain additional materials regarding our corporate governance process, including our Board committee charters, our corporate governance guidelines, our Code of Conduct, our Supplier Code of Conduct and other documents.
Additional Sustainability Information: Further information about our sustainability programs can be found on our website at https://www.ecovyst.com/sustainability/. The information available on our sustainability website includes our sustainability report, our sustainability goals (and how such goals map to the UN Sustainable Development Goals), materiality matrix, letters of assurance, Global Reporting Initiative (GRI) Disclosure and Sustainability Accounting Standards Board (SASB) Index, our Health Safety Environment & Security Policy Statement, our Corporate Code of Conduct, our Human Rights Policy Statement, a description of our Ethics & Compliance Complaint and Review Process and our Labor Policy. The further information contained on our website is not incorporated herein by reference and is not a part of this Proxy Statement.
26	2024 PROXY STATEMENT

EXECUTIVE OFFICERS
The following table sets forth the name, age, and position, as of March 1, 2024, of our current executive officers.

Name	Age	Position
Kurt J. Bitting	48	Chief Executive Officer and Director
Michael Feehan	48	Vice President and Chief Financial Officer
Paul Whittleston	49	Vice President and President — Advanced Materials & Catalysts
George L. Vann, Jr.	58	Vice President and President — Ecoservices
Joseph S. Koscinski	58	Vice President, Chief Administrative Officer, General Counsel and Secretary
Colleen Grace Donofrio	65	Vice President — Environment and Sustainability
Sean Dineen	54	Vice President — Strategy and Business Development
Kara L. Thornton	48	Vice President and Chief Human Resources Officer
Biographical information concerning Kurt J. Bitting, our Chief Executive Officer, is set forth above under “Board of Directors.”
Michael Feehan became our Vice President and Chief Financial Officer in August 2021. From May 2016 to August 2021, Mr. Feehan served as our Vice President of Finance and Treasurer, and prior to that served as our Corporate Controller beginning in 2008 after joining in 2006. Prior to joining us, Mr. Feehan served as Director of Finance and Corporate Controller for Radnor Holdings Corporation, and began his career in public accounting with Arthur Andersen and KPMG.
Paul Whittleston became our Vice President and President—Catalyst Technologies in January 2023. Mr. Whittleston served as our Vice President of Strategy and Business Development from September 2022 to December 2022. From May 2021 to June 2022, Mr. Whittleston served as Vice President at SI Group UK Ltd., and from September 2016 until July 2020 Mr. Whittleston served as Managing and Operations Director at TI Fluid Systems plc and he also previously worked at BASF.
George L. Vann, Jr. became our Vice President and President—Ecoservices in August 2022. From July 2017 to August 2022, Mr. Vann worked at W.R. Grace and Company, where he served as Vice President, Global Sales and Vice President, Americas and Asia Pacific. Prior to that, Mr. Vann worked at BASF SE and Engelhard Corporation, leading teams in areas including commercial, manufacturing and procurement. Mr. Vann is also a United States Army veteran.
Joseph S. Koscinski became our Vice President, Chief Administrative Officer, General Counsel and Secretary in January 2023 after having served as Vice President, General Counsel and Secretary from November 2015 to December 2022. From August 1995 to October 2015, Mr. Koscinski was an attorney in the Business Services Group of Babst, Calland, Clements and Zomnir, P.C., a law firm in Pittsburgh, Pennsylvania, where he was named a shareholder in 2003 and where his corporate practice included mergers and acquisitions, real estate matters and commercial contracts. While in private practice, Mr. Koscinski served as our outside corporate counsel since 2005.
Colleen Grace Donofrio became our Vice President—Environment and Sustainability in August 2023. In this role, Mrs. Donofrio is responsible for overseeing and improving Ecovyst’s environmental compliance programs and performance and leading the Company’s robust sustainability program. Prior to joining Ecovyst, Mrs. Donofrio was a shareholder in the environmental law practice of Pittsburgh, PA.-based Babst, Calland, Clements and Zomnir, P.C., where she served as outside environmental counsel to Ecovyst and its predecessors from 2005 until August 2023. She holds a Bachelor of Science in chemical engineering and a bachelor of arts in economics, each from Rutgers University, and a juris doctor from the Rutgers Camden Law School.
Sean Dineen became our Vice President—Strategy and Business Development in March 2023. Mr. Dineen most recently served as Vice President—Corporate Development and Head of M&A at Quaker Houghton from September 2011 to December 2022. Between 1992 and 2008, Mr. Dineen served in investment banking, finance and other roles with Banc of America Securities, Morgan Stanley Dean Witter and Price Waterhouse.
2024 PROXY STATEMENT	27

Kara L. Thornton became our Vice President and Chief Human Resources Officer in January 2024. She has a long successful career in human resource management. Prior to Ecovyst and from July 2019 until January 2024, Ms. Thornton served as Senior Vice President of HR at Neuronetics, a public medical device company based in Malvern, Pennsylvania. Her career also includes HR roles at Sun Pharmaceutical Industries from May 2018 until July 2019, DSM North America from August 2008 until May 2018, and Johnson & Johnson from December 2004 until August 2007. Prior to that, she held HR roles at Bayer Healthcare and Sankyo Pharma. At Ecovyst, Ms. Thornton is responsible for leading and evolving all facets of the human resources function including recruiting, talent development, compensation and benefits, and labor relations.
28	2024 PROXY STATEMENT

STOCKHOLDER INFORMATION
STOCK OWNERSHIP
The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 1, 2024 by:
•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our Common Stock;
•	each of our named executive officers, directors and director nominees; and
•	all of our directors, director nominees and executive officers as a group.
The percentage ownership information shown in the table below is based upon 116,991,445 shares of Common Stock outstanding as of March 1, 2024.
Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Common Stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of shares to persons who possess sole or shared voting or investment power with respect to such shares. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of Common Stock deemed outstanding includes shares issuable upon the exercise of options held by the respective person or group which may be exercised within 60 days after March 1, 2023. Such shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person or entity, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.
Unless otherwise indicated below, the address for each listed director, officer and stockholder is c/o Ecovyst Inc., 300 Lindenwood Drive, Malvern, Pennsylvania 19355. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse.

Name	Number of Shares	Percentage
Beneficial holders of 5% or more of our outstanding Common Stock:
The Vanguard Group(1)	10,703,781	8.98%
INEOS Limited(2)	9,040,415	7.73%
Blackrock, Inc. and related companies(3)	8,307,879	7.25%
Hotchkis and Wiley Capital Management, LLC(4)	6,661,635	5.69%
Directors, director nominees and named executive officers:
Robert Coxon	200,919	*
Kyle Vann(5)	212,792	*
Susan F. Ward	69,322	*
Bryan K. Brown	41,241	*
David A. Bradley	60,225	*
Anna C. Catalano	35,031	*
Kevin M. Fogarty	120,450	*
Sarah Lorance	—	*
Donald Althoff	—	*
Kurt J. Bitting(6)	327,642	*
2024 PROXY STATEMENT	29

Name	Number of Shares	Percentage
Michael Feehan	267,925	*
Joseph S. Koscinski(7)	485,214	*
Paul Whittleston	7,290	*
George L. Vann Jr.	18,574	*
All executive officers and directors as a group (16 persons)(8)	1,858,803	1.59%
*	Indicates less than 1%
(1)
Based upon information set forth in the Schedule 13G/A filed on February 13, 2024 by The Vanguard Group, Inc. (“Vanguard”), Vanguard has sole dispositive power over 10,502,041 shares. Vanguard has shared voting power over 108,567 shares and shared dispositive power over 201,740 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(2)
The shareholders of INEOS Limited are James A. Ratcliffe, John Reece and Andrew Currie. Mr. Ratcliffe, as the majority owner of INEOS Limited, has the power to control the voting and disposition of the shares of our Common Stock held by INEOS Limited. The address of INEOS Limited is c/o IQEQ Victoria Road, Douglas IM2 4DF Isle of Man.

(3)
Based upon information set forth in the Schedule 13G filed on January 26, 2024 by BlackRock, Inc. (“BlackRock”), BlackRock has sole voting power over 8,124,666 shares. BlackRock has sole dispositive power over 8,307,879 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)
Based upon information set forth in the Schedule 13G filed on February 13, 2024 by Hotchkis and Wiley Capital Management, LLC (“Hotchkis”), Hotchkis has sole voting power over 5,869,335 shares. Hotchkis has sole dispositive power over 6,661,635 shares. The address for Hotchkis is 601 S. Figueroa Street, 39th Fl., Los Angeles, CA 90017.

(5)	Includes 30,472 shares of our Common Stock that can be acquired upon the exercise of outstanding options.
(6)	Includes 38,064 shares of our Common Stock that can be acquired upon the exercise of outstanding options.
(7)	Includes 55,762 shares of our Common Stock that can be acquired upon the exercise of outstanding options.
(8)	Includes 124,298 shares of our Common Stock that can be acquired upon the exercise of outstanding options.
30	2024 PROXY STATEMENT

TRANSACTIONS WITH RELATED PERSONS
Related Party Transactions

As described in Note 24 to the audited consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2023, we entered into certain product sale transactions with affiliates of INEOS during fiscal year 2023. We had sales of $3,395,104 to companies affiliated with INEOS during the fiscal year ended December 31, 2023. Since October 2019, our Advanced Materials & Catalysts group and an affiliate of INEOS also have been parties to a Supply and Distribution Agreement pursuant to which we, on an arms-length basis, have the ability to purchase and distribute certain INEOS catalyst products over a five-year period. All of such transactions with the affiliates of INEOS were approved by our Nominating and Corporate Governance Committee pursuant to the policies and procedures described below.
In addition, we entered into certain product sale transactions with SI Group, of which Board member David Bradley is CEO, in the amount of $136,976 during the fiscal year ended December 31, 2023. The Vanguard Group also provided to the Company certain recordkeeping, and information management, trustee and investment management services for the Ecovyst 401(k) plan and the Ecoservices defined benefit plans for which it was paid $17,400 in the fiscal year ended December 31, 2023. All of such transactions were approved by our Nominating and Corporate Governance Committee pursuant to the policies and procedures described below.
Policies and Procedures for Related Party Transactions

Our Board has adopted a written policy with respect to the review, approval and ratification of related party transactions. Under the policy, the Nominating and Corporate Governance Committee is responsible for reviewing and approving related party transactions. The policy applies to transactions, arrangements and relationships (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the aggregate amount involved will, or may be expected to, exceed $120,000 with respect to any fiscal year, and where we (or one of our subsidiaries) are a participant and in which a related party has or will have a direct or indirect material interest. In the course of reviewing potential related party transactions, the Nominating and Corporate Governance Committee will consider the nature of the related party’s interest in the transaction; the presence of standard prices, rates or charges or terms otherwise consistent with arms-length dealings with unrelated third parties; the materiality of the transaction to each party; the reasons for the Company entering into the transaction with the related party; the potential effect of the transaction on the status of a director as an independent, outside or disinterested director or committee member; and any other factors the Nominating and Corporate Governance Committee may deem relevant.
2024 PROXY STATEMENT	31

EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section set forth below with our management. Based on this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis section be included in this Proxy Statement, which will be incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Respectfully submitted by the Compensation Committee of our Board
David A. Bradley, Chair
Anna C. Catalano
Kyle Vann
COMPENSATION DISCUSSION AND ANALYSIS
Introduction

This section discusses the principles underlying the material components of our executive compensation program for our executive officers who are named in the Summary Compensation Table and the factors relevant to an analysis of our executive compensation policies and decisions. For the year ended December 31, 2023, our named executive officers included our principal executive officer, our principal financial officer, and our next three most highly compensated executive officers.

Executive	Title
Kurt J. Bitting	Chief Executive Officer
Michael Feehan	Chief Financial Officer and Vice President
Joseph S. Koscinski	Chief Administrative Officer, Vice President, General Counsel, and Secretary
George L. Vann, Jr.	Vice President and President — Ecoservices
Paul Whittleston(1)	Vice President and President — Advanced Materials and Catalysts
(1)	Mr. Whittleston was appointed as our Vice President and President – Advanced Materials and Catalysts (formerly Catalyst Technologies) effective January 1, 2023.
32	2024 PROXY STATEMENT

Executive Summary
Executive Compensation Framework Highlights

✔	Reward performance by utilizing performance-based compensation programs	✔	Caps on incentive compensation payouts
✔	Stock ownership requirements for named executive officers to align with stockholder interests	✔	Incentive compensation payouts tied to key performance metrics tied to business results and stockholder returns
✔	Hold a “say-on-pay” stockholder advisory vote on an annual basis	✔	Forbid short sales, hedging or pledging transactions involving Company securities
✔	Make compensation decisions utilizing a group of appropriate peer companies	✔	Incentive compensation clawback policy aligns with SEC and NYSE requirements
✔	Provide an appropriate mix of short- and long-term incentive compensation	✔	Compensation programs designed to discourage undue or excessive management risk-taking
Our executive compensation philosophy is to provide compensation that:
•	Aligns the interests of our named executive officers with our stockholders’ interests by rewarding performance that is designed to create stockholder value; and
•	Provides an amount and mix of total compensation for each of our named executive officers that is market competitive.
We seek to implement our pay philosophy by providing a total compensation package that includes three main components: base salary, annual performance-based bonus and long-term equity-based awards. The Compensation Committee takes into account individual performance and competitive market practice in determining the compensation package for each named executive officer. The peer group for making 2023 compensation decisions was changed at the end of 2022, because several peers used for 2022 compensation decisions were acquired and other companies were substituted to take their place. This peer group is disclosed below and labelled “2023 Compensation Peer Group”.
Base salary has been set with a view toward attracting, retaining and motivating executive officer talent. The Compensation Committee also takes into account market-competitive base salary rates relative to Ecovyst’s 2023 compensation peer group and each executive’s level of experience functioning in their particular roles.
Our annual incentive plan, the Ecovyst Incentive Plan or “EIP”, is a broad-based plan under which annual performance-based cash opportunities are awarded to our named executive officers and other employees, and which, for 2023, based pay outs on the achievement of annual Adjusted EBITDA, Adjusted Free Cash Flow, safety and environmental goals.
Our long-term equity-based awards currently consist of Restricted Stock Units (“RSUs”) that are subject to time-vesting conditions and Performance Stock Units (“PSUs”) that are subject to performance-based vesting conditions. The PSUs granted in 2023 were tied to goals related to absolute Total Shareholder Return (“TSR”) performance over a three-year performance period. Each of these elements of compensation is discussed in more detail below.
We believe that our executive compensation program is strongly aligned with the interests of our stockholders:
•
Taking into account the results of recent say-on-pay advisory votes and utilizing market-based compensation among our peer group, the Compensation Committee has made changes to our named executive officers’ overall compensation in 2023 and 2024 to align with our peers and to reflect the size and complexity of the Company and the experience of incumbents in each position.

•
By providing a substantial portion of our named executive officers’ total compensation package in the form of equity-based awards, we have emphasized variable pay over fixed pay, strengthening the alignment between our named executive officers and our stockholders by creating an incentive to build stockholder value over the long-term.

•	Our PSUs are earned based on the achievement of performance goals designed to directly focus our named executive officers on
2024 PROXY STATEMENT	33

the achievement of share value creation. Grants made from 2021-2024 utilize performance metrics which are substantially or completely based on TSR.
•
Our annual performance-based cash incentive is contingent upon the achievement of financial performance goals. The amount of bonus compensation ultimately received varies with our annual financial performance, thereby providing an additional incentive to produce results that are designed to be tied to stockholder value.

Corporate Governance and Best Practices

What We Do
Peer Group Adjustment
The Compensation Committee reviews and adjusts the peer group on an annual basis to determine the appropriateness of the peer group listing. As a result of merger and acquisition activity involving five peers in the 2022 compensation peer group, the Compensation Committee took action to replace those peer companies with five new peers within the compensation peer group for 2023.

Pay for Performance
Consistent with our goal of creating a performance-oriented environment, a substantial portion of executive pay is based on the achievement of specific financial goals and the price performance of our Common Stock. Our long-term incentive performance metrics have been adjusted to include a 100 percent weight Total Shareholder Return (“TSR”) metric in the 2021, 2022, and 2023 PSU grants. In our 2024 PSU grants, a 50 percent weight Cumulative Adjusted EBITDA metric has been incorporated, and a relative TSR metric at an adjusted weight of 50 percent also was utilized.

Equity vesting on account of ordinary severance or severance due to a change in control	No automatic vesting of equity occurs on either event.
Stock ownership guidelines
Our Chief Executive Officer must hold shares of our Common Stock having a value of at least 5X base salary, and the other named executive officers must hold shares of our Common Stock having a value of at least 3X base salary. We believe that this stock holding requirement creates alignment of our executive management team with the interests of our stockholders. Our named executive officers have five years to comply with our stock ownership guidelines and are required to retain at least 50% of the after-tax shares received from equity awards until the required ownership levels are achieved.

Clawback
Our named executive officers, in certain circumstances, would be required to return the value of equity awards if our financial statements are restated as a result of their wrongdoing. Additionally, our named executive officers would be required to return any gain received in connection with the exercise, vesting, payment or other realization of income related to an equity award in the event of a breach of any non-solicitation, non-interference or confidentiality obligations or violation of our Code of Conduct. We have incorporated the adjustments to our clawback policies that are required to comply with the new SEC and NYSE requirements.

Independent Compensation Consultant	The Compensation Committee retains an independent compensation consultant that provides no other services to the Company.

What We Don't Do
No rich supplemental retirement plan benefits are offered	We provide a modest supplemental retirement opportunity tied to the statutory caps in our 401(k) plan.
No change in control excise tax gross ups	In accordance with good governance best practices, we provide no change in control excise tax gross ups.
34	2024 PROXY STATEMENT

What We Don't Do
No short-term trading, short sales, hedging or pledging
As part of our policy on insider trading and communications with the public, all of our employees, including our named executive officers, as well as our directors and consultants, are prohibited from engaging in speculative transactions in our stock, including short sales, puts/calls, hedging transactions and margin accounts or pledges.

No annual incentives for named executive officers absent performance	Minimum hurdles must be satisfied before our named executive officers can earn any annual cash incentive compensation.
Compensation Decision Making Process
Role of the Compensation Committee and Management

Our executive compensation program is determined and approved by the Compensation Committee. During 2023, the Compensation Committee was responsible for the oversight, implementation and administration of all our executive compensation plans and programs. None of the named executive officers had any role in approving the compensation of the other named executive officers. However, the Compensation Committee does consider the recommendations of our Chief Executive Officer in setting compensation levels for our named executive officers other than himself. The Compensation Committee solely determined the compensation of our Chief Executive Officer.
On an annual basis, the Compensation Committee reviews compensation for our named executive officers in conjunction with performance evaluations, salary increase recommendations, determination of bonus pay outs and deliberations regarding long-term incentive grants. The Compensation Committee has conducted, and plans to continue to conduct, annual reviews of our executive compensation program to ensure its continued alignment with our compensation philosophy. The Compensation Committee will continue to make decisions taking into account good governance practices regarding compensation, including reliance on market data for the chemical and specialty chemical industries, and all other considerations described in this Compensation Discussion and Analysis.
Compensation Consultant; Review of Relevant Compensation Data

The Compensation Committee engaged WealthPoint, LLC (“WealthPoint”) as the independent advisor to the Compensation Committee in 2023. WealthPoint reviewed the Company’s overall executive compensation program relative to comparably sized public companies in industries similar to the Company’s. In addition, WealthPoint advised the Compensation Committee on the appropriate mix of compensation components for compensating our executive officers and advised the Compensation Committee on matters relating to our executive officers’ performance-based compensation. WealthPoint did not provide any other services to the Company or our management or have any other direct or indirect business relationships with the Company or our management. The Compensation Committee has assessed the independence of WealthPoint and concluded that its work for the Compensation Committee in 2023 did not raise any conflicts of interest related to the Company.
Compensation Peer Group Data
The Compensation Committee has identified a peer group of companies to be used for purposes of assessing market levels of compensation. At the end of 2022, with the assistance of WealthPoint, the Compensation Committee reviewed the compensation peer group used to consider 2022 compensation to determine its continued appropriateness. Several adjustments were made to remove previous peers which had been acquired and other companies were selected to take their place. The companies below were selected as the peer group used to consider 2023 compensation decisions because they are in the chemical and specialty chemical space and generally have revenues ranging from approximately 50% to 200% of the Company’s revenues.
2024 PROXY STATEMENT	35

2023 Compensation Peer Group
Advansix, Inc.	Ingevity Corporation	Oil-Dri Corp. of America
American Vanguard Corp.	Intrepid Potash, Inc.	Orion Engineered Carbons
Balchem Corporation	Innospec, Inc.	Quaker Chemical Corporation
Chase Corporation	Koppers Holdings, Inc.	Rayonier Advanced Materials, Inc.
CSW Industrials, Inc.	Livent Corp.	Sensient Technologies Corporation
GCP Applied Technologies, Inc.	LSB Industries, Inc.	Tredegar Corp.
Hawkins, Inc.	NN, Inc.	WD-40 Co.
Elements of Compensation in 2023
For 2023, our compensation program for the named executive officers consisted of, in whole or part:
•	Base salary;
•	Annual performance-based cash awards;
•	Long-term equity incentive awards; and
•	Other benefits (retirement, health, perquisites, etc.).
Base Salary

We provide an annual base salary to our named executive officers to induce talented executives to join or remain with our company, to compensate them for their services during the year and to provide them with a stable source of income.
The base salary levels of our named executive officers are reviewed annually by the Compensation Committee to determine whether an adjustment is warranted. The Compensation Committee may take into account numerous factors in making its base salary determinations, none of which are dispositive or individually weighted, including our financial performance, the state of our industry and the local economies in which we operate, the named executive officer’s relative importance and responsibilities, the named executive officer’s performance and periodic reference to comparable salaries paid to other executives of similar experience in our industry in general, based on the Compensation Committee’s expertise as well as market data drawn from our peer group, referenced above.
As stated in detail at the beginning of this Compensation Discussion & Analysis, certain base pay changes were made in 2023 to reflect new hires, promotions, and to align executives to market competitive base pay. The table below summarizes the changes for the five named executive officers who remained employed by the Company as of December 31, 2023.

Executive	Actual Base Pay Year End 2022	Annualized Base Pay Year End 2023	Annualized Base Pay January 1, 2024
Mr. Bitting	$516,667	$700,000	$700,000
Mr. Feehan	$375,000	$400,000	$400,000
Mr. Koscinski	$425,000	$446,250	$446,250
Mr. Vann(1)	$137,500	$365,000	$365,000
Mr. Whittleston(2)	$77,948	$325,000	$365,000
(1)	Mr. Vann joined the company in August 2022.
(2)	Mr. Whittleston joined the company in September 2022.
Annual Performance-Based Cash Awards – The EIP

We provide our named executive officers with annual performance-based cash award opportunities linked to our annual financial and operational performance. For 2023, the Compensation Committee chose to specify four performance metrics specific to corporate
36	2024 PROXY STATEMENT

participants, including Messrs. Bitting, Feehan and Koscinski, and five performance metrics specific to business unit participants, including Messrs. Vann and Whittleston. For corporate participants, each performance metric is based on a target tied to overall Company performance. For business unit participants, performance metrics have been divided into two Company-wide financial metrics and three financial and non-financial metrics specific to each business unit; e.g. performance with respect to various metrics for Ecoservices or Advanced Materials and Catalysts. The performance metrics, along with the reasons the Compensation Committee chose each of them for purposes of the EIP, are outlined below.

Corporate Participants(1)		Business Unit Participants(2)
Factor	Weight	Factor	Weight
Ecovyst Adjusted EBITDA	60%	Ecovyst Adjusted EBITDA	20%
		Business Unit Adjusted EBITDA	40%
Ecovyst Adjusted Free Cash Flow	20%	Ecovyst Adjusted Free Cash Flow	20%
Ecovyst HSE Perfect Days	10%	Business Unit HSE Perfect Days	10%
Ecovyst Recordable Incident Rate	10%	Business Unit Recordable Incidents	10%
(1)	Corporate participants include Messrs. Bitting, Feehan and Koscinski.
(2)	Business participants include Mr. Vann, for Ecoservices, and Whittleston, for Advanced Materials and Catalysts..
The 2023 EIP performance grids set forth below were established by the Compensation Committee for the named executive officers in December 2022. While the EIP covers most management and professional employees in the organization, the goals of most participants outside of our named executive officers are business-unit specific.
In order to receive any payment on the Adjusted EBITDA and Adjusted Free Cash Flow portion of the Company-wide EIP performance metrics, the Company had to achieve an Adjusted EBITDA of at least $273 million in 2023. Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial metrics. An explanation of how we calculate these metrics is provided below.
Following are the 2023 EIP performance grids for Company-wide EIP performance metrics. Payouts are linear between threshold and target, and between target and maximum.

ECOVYST ADJUSTED EBITDA(1)
Category	Threshold			Target		Maximum
Percentage Adjusted EBITDA Target	93.8%	95.8%	97.9%	100%	102.4%	≥104.8%
Ecovyst Adjusted EBITDA (Millions)	$273.0	$279.0	$285.0	$291.1	$298.1	$305.0
Percentage Adjusted EBITDA Target Bonus	25%	50%	75%	100%	150%	200%
Percentage Total Target Bonus	15%	30%	45%	60%	90%	120%
(1)	Ecovyst Adjusted EBITDA is an EIP performance metric applicable to both corporate and business unit participants.

ECOVYST ADJUSTED FREE CASH FLOW(1)
Category	Threshold			Target		Maximum
Percentage Adjusted Free Cash Flow Target	85.2%	90.2%	95.1%	100%	109.4%	≥118.9%
Ecovyst Adjusted Free Cash Flow (Millions)	$104.0	$110.0	$116.0	$122.0	$133.5	$145.0
2024 PROXY STATEMENT	37

ECOVYST ADJUSTED FREE CASH FLOW(1)
Category	Threshold			Target		Maximum
Percentage Adjusted Free Cash Flow Target Bonus	25%	50%	75%	100%	150%	200%
Percentage Total Target Bonus	5%	10%	15%	20%	30%	40%
(1)	Ecovyst Adjusted Free Cash Flow is an EIP performance metric applicable to both corporate and business unit participants.

ECOVYST HSE PERFECT DAYS
Category	Threshold		Target		Maximum
Ecovyst HSE Perfect Days	329	334	339	346	≥353
Percentage HSE Perfect Days Target Bonus	50%	75%	100%	150%	200%
Percentage Total Target Bonus	5%	7.5%	10%	15%	20%

ECOVYST RECORDABLE INCIDENT RATE
Category	Threshold		Target		Maximum
Ecovyst Recordable Incident Rate	0.48	0.42	0.36	0.24	0.12
Percentage Recordable Incident Rate Target Bonus	50%	75%	100%	150%	200%
Percentage Total Target Bonus	5%	7.5%	10%	15%	20%
Following are the 2023 EIP performance grids for Ecoservices business unit metrics, applicable to Mr. Vann. Payouts are linear between threshold and target, and between target and maximum.

ECOSERVICES ADJUSTED EBITDA
Category	Threshold			Target		Maximum
Percentage Adjusted EBITDA Target	94.0%	96.0%	98.0%	100%	102.6%	≥104.8%
Ecoservices Adjusted EBITDA (Millions)	$221.0	$225.7	$230.4	$235.1	$241.1	$247.0
Percentage Adjusted EBITDA Target Bonus	25%	50%	75%	100%	150%	200%
Percentage Total Target Bonus	10%	20%	30%	40%	60%	80%

ECOSERVICES HSE PERFECT DAYS
Category	Threshold		Target		Maximum
Ecoservices HSE Perfect Days	339	343	347	352	≥357
Percentage HSE Perfect Days Target Bonus	50%	75%	100%	150%	200%
Percentage Total Target Bonus	5%	7.5%	10%	15.0%	20%
38	2024 PROXY STATEMENT

ECOSERVICES NUMBER OF RECORDABLE INCIDENTS
Category	Threshold	Target		Maximum
Ecoservices Number of Recordable Incidents	3	2	1	0
Percentage Recordable Incidents Target Bonus	50%	100%	150%	200%
Percentage Total Target Bonus	5%	10%	15%	20%
Following are the 2023 EIP performance grids for Advanced Materials and Catalysts business unit metrics, applicable to Mr. Whittleston. Payouts are linear between threshold and target, and between target and maximum.

ADVANCED MATERIALS AND CATALYSTS ADJUSTED EBITDA
Category	Threshold			Target		Maximum
Percentage Adjusted EBITDA Target	93.0%	95.3%	97.7%	100%	105.8%	≥111.6%
Advanced Materials and Catalysts Adjusted EBITDA (Millions)	$80.0	$82.0	$84.0	$86.0	$91.0	$96.0
Percentage Adjusted EBITDA Target Bonus	25%	50%	75%	100%	150%	200%
Percentage Total Target Bonus	10%	20%	30%	40%	60%	80%

ADVANCED MATERIALS AND CATALYSTS HSE PERFECT DAYS
Category	Threshold		Target		Maximum
Advanced Materials and Catalysts HSE Perfect Days	346	352	356	359	≥362
Percentage HSE Perfect Days Target Bonus	50%	75%	100%	150%	200%
Percentage Total Target Bonus	5%	7.5%	10%	15%	20%

ADVANCED MATERIALS AND CATALYSTS NUMBER OF RECORDABLE INCIDENTS
Category	Threshold	Target	Maximum
Advanced Materials and Catalysts Number of Recordable Incidents	2	1	0
Percentage Recordable Incidents Target Bonus	50%	75%	100%
Percentage Total Target Bonus	5%	10%	20%
2024 PROXY STATEMENT	39

Following are the reasons the Company uses these metrics in the EIP, along with definitions of the metrics used.

Metric/Goal	Reason for Inclusion in the EIP
Adjusted EBITDA	Adjusted EBITDA is the most significant indicator of financial operating performance. Improvements in financial operating performance are directly linked to sustainable share value creation.
Adjusted Free Cash Flow
Adjusted Free Cash Flow is an important indicator of operating efficiency (e.g., the ability to increase margins by careful management of operating expenses) and management of capital expenditures. Improvements in Adjusted Free Cash Flow also equip the Company to pursue new opportunities. Increased operating efficiency and the successful pursuit of new opportunities lead to share value creation.

HSE Perfect Days	There is a direct link between an improving safety and environmental incident record, and higher worker productivity and sustained share value creation.
Recordable Incident Rate	This is a measurable indicator, tied to compensation, measuring the Company’s commitment to continuing to evolve our safety culture in our drive to be best-in-class.

Metric/Goal	Definition
Adjusted EBITDA
EBITDA consists of net income (loss) attributable to the Company before interest, taxes, depreciation and amortization. Adjusted EBITDA consists of EBITDA adjusted for (i) non-operating income or expense, (ii) the impact of certain non-cash, non-recurring or other items included in net income (loss) and EBITDA that we do not consider indicative of our ongoing operating performance, and (iii) depreciation, amortization and interest of our 50% share of the Zeolyst Joint Venture.

Adjusted Free Cash Flow
Adjusted Free Cash Flow consists of cash flow from operating activities less purchases of property, plant and equipment plus proceeds from asset sales plus net interest proceeds on cross-currency swaps.

HSE Perfect Days	“HSE Perfect Days” is the number of days without a significant safety or environmental incident.
Recordable Incident Rate	“Recordable Incident Rate” represents the rate of recordable incidents, as reflected on our OSHA Form 300 log per 100 full-time employees annually.
The target annual performance-based cash award opportunity for each named executive officer was set as a percentage of base salary (i.e., actual base salary paid during 2023). For 2023, the actual target award percentages were as follows:

Executive	FYE Target Award as % of Base Pay
Mr. Bitting	100%
Mr. Feehan	75%
Mr. Koscinski	65%
Mr. Vann	60%
Mr. Whittleston	60%
The level of performance actually achieved on a Company-wide basis for 2023 in each of the four categories was as follows:

ECOVYST ACTUAL PERFORMANCE	($ in Millions)
Measurement Category	Target	Actual	Payout Achieved as a % of Target
Adjusted EBITDA	$291.1	$253.5(1)	0%
Adjusted Free Cash Flow	$122.0	$72.3	0%
HSE Perfect Days	339	332	6.5%
Recordable Incident Rate	0.36	0.53	0%
(1)	Represents Adjusted EBITDA as defined by the EIP, which differs from Adjusted EBITDA that was reported in our 2023 results.
40	2024 PROXY STATEMENT

The level of performance actually achieved on a business unit basis for Ecoservices for 2023 in each of the three categories specific to that business unit was as follows:

ECOSERVICES ACTUAL PERFORMANCE	($ in Millions)
Measurement Category	Target	Actual	Payout Achieved as a % of Target
Adjusted EBITDA	$235.1	$200.8	0%
HSE Perfect Days	347	335	0%
Recordable Incidents	2	5	0%
The level of performance actually achieved on a business unit basis for Advanced Materials and Catalysts for 2023 in each of the three categories specific to that business unit was as follows:

ADVANCED MATERIALS AND CATALYSTS ACTUAL PERFORMANCE	($ in Millions)
Measurement Category	Target	Actual	Payout Achieved as a % of Target
Adjusted EBITDA	$86.1	$81.9	47.7%
HSE Perfect Days	356	362	200%
Recordable Incidents	1	0	200%
The actual EIP payments earned by each of the named executive officers for 2023, by performance metric, was as follows:

Executive	Adjusted EBITDA		Ecovyst Adjusted Free Cash Flow	HSE Perfect Days		Recordable Incident Rate/Number		Total Dollar Value EIP Earned
	Ecovyst	Business Unit		Ecovyst	Business Unit	Ecovyst	Business Unit
Mr. Bitting	—	n/a	—	$45,500	n/a	—	n/a	$45,500
Mr. Feehan	—	n/a	—	$19,500	n/a	—	n/a	$19,500
Mr. Koscinski	—	n/a	—	$18,854	n/a	—	n/a	$18,854
Mr. Vann	—	—	—	n/a	—	n/a	—	$0
Mr. Whittleston	—	$37,202	—	n/a	$39,000	n/a	$39,000	$115,202
2024 EIP Metrics
The Compensation Committee set the 2024 EIP metrics for Messrs. Bitting, Feehan, and Koscinski in February of 2024. Their metrics are weighted as follows:

Factor	Weight
Adjusted EBITDA (Ecovyst)	65%
Adjusted Free Cash Flow (Ecovyst)	25%
HSE Perfect Days (Ecovyst)	10%
The Compensation Committee set separate 2024 EIP metrics for Messrs. Vann and Whittleston in February of 2024. Their metrics, which are designed to promote performance in their individual business units, are weighted as follows:

Factor	Weight
Adjusted EBITDA (Business)	40%
Adjusted EBITDA (Ecovyst)	25%
Adjusted Free Cash Flow (Ecovyst)	25%
HSE Perfect Days (Business)	10%
2024 PROXY STATEMENT	41

Long-Term Equity Based Incentive Awards

Since the time of our initial public offering, all of our equity-based awards have been granted under the 2017 Omnibus Incentive Plan or the 2017 Omnibus Incentive Plan, as amended and restated (collectively, the “2017 Plan”). Those awards have included time-vesting RSUs, time-vesting stock options, and performance-vesting PSUs tied to both financial performance and either absolute or relative TSR goals.
The 2023 long-term equity-based incentive awards we granted to our named executive officers included a mix of time-vesting RSUs and performance-vesting PSUs. The number of PSUs that were granted in 2023 and which are eligible to be earned is tied to the achievement of absolute TSR targets over the three-year performance period ending December 31, 2025.
Grants Made in 2023
In December of 2022, the Compensation Committee determined that it was advisable to make another grant of long-term equity incentive awards to its named executive officers, and did so on January 16, 2023. The equity incentive awards were in the form of time vested RSUs and performance vested PSUs.
For 2023, the Committee determined that it was appropriate to weight such grants for all named executive officers except Mr. Bitting as 50 percent RSUs and 50 percent PSUs. In the case of Mr. Bitting, however, 65 percent of his grant consisted of PSUs, and 35 percent consisted of RSUs. For all named executive officers, RSUs vest ratably over a three-year period and PSUs vest at the conclusion of a three-year performance period if the performance metrics are achieved. The awards granted were as follows:

Executive	January 16, 2023 PSUs	January 16, 2023 RSUs	Grant Date Value(1)
Mr. Bitting	198,170	106,708	$3,000,000
Mr. Feehan	50,813	50,813	$1,000,000
Mr. Koscinski	60,975	60,976	$1,199,198
Mr. Vann	33,028	33,029	$650,001
Mr. Whittleston	33,028	33,029	$650,001
(1)
Grant Date Value is calculated in accordance with the 2017 Plan by multiplying the number of RSUs and PSUs granted by the average of the high and low trading price of the Company’s Common Stock on the trading day prior to the grant date. The Grant Date Values displayed here differ from the values reflected in the Grants of Plan-Based Awards and Summary Compensation tables below, which report the fair values of the awards in accordance with ASC 718.

2023 PSU Design
In setting the 2023 PSU design, the Compensation Committee continued to focus on the Company’s share price performance. In doing so, four factors were taken into account for the grants made in 2023.
First, the Compensation Committee continued the use of absolute TSR as the sole performance metric for PSUs.
Second, the Compensation Committee adjusted the weighting of time vesting RSUs and PSUs for all named executive officers. This resulted in an equity mix of 35 percent RSUs / 65 percent PSUs for Mr. Bitting, and 50 percent RSUs / 50 percent PSUs for Messrs. Feehan, Koscinski, Vann and Whittleston.
Third, the Compensation Committee set threshold at 18 percent absolute TSR over the three-year performance period, set target at 30 percent absolute TSR over the three year performance period, and set maximum at 80 percent absolute TSR over the three year performance period. Based on input from our compensation consultant, 80 percent TSR performance would place the Company at around the 75th percentile of our peer group in terms of absolute TSR performance.
42	2024 PROXY STATEMENT

Fourth, the Compensation Committee determined that the use of PSUs further down the organization would foster a results-based performance culture that is designed to yield improvement in share price performance. Therefore, it was decided that grants below the CEO and senior executive level of at least $100,000 but less than $250,000 would consist of 60 percent time vesting RSUs and 40 percent performance-based PSUs.
The 2023 PSU grants will vest, if at all, at the end of the three-year performance period which runs from January 1, 2023 to December 31, 2025. The sole performance metric is absolute TSR. Absolute TSR is defined as the financial gain that results from a change in the price of a company’s stock during the performance period plus any dividends paid by the company during the performance period divided by the price of the company’s stock at the beginning of the performance period.
The 2023 PSU formula design is as follows.

Category	Threshold		Target		Maximum
% Increase in Absolute TSR over the Performance Period	18%	24%	30%	55%	80%
PSUs Earned as a % of Target	50%	75%	100%	150%	200%
2023 RSU Grants
For the 2023 RSU grants, the Compensation Committee, in accordance with best practices, determined that a three-year ratable vesting would be utilized.
2021 PSU Grants
At the conclusion of 2023, the three-year performance period ended for the PSUs that were granted to named executive officers in January 2021. At the time the 2021 PSU grants were made, the Compensation Committee utilized an absolute TSR metric in the vesting criteria for those PSU grants.
The 2021 PSU formula design was as follows.

Category	Threshold		Target				Maximum
% Increase in Absolute TSR over the Performance Period	25%	37%	45%	60%	105%	150%	195%
PSUs Earned as a % of Target	50%	75%	100%	125%	150%	175%	200%
Actual performance relative to the 2021 PSU grants was as follows.

Factor	Absolute TSR
Weight	100%
Absolute TSR Performance Over Three-Year Performance Period	-9.05%(1)
PSUs Earned as a Percent of Target	0%
(1)	Calculated using a starting stock price of $14.26, and ending stock price of $9.77 and factoring in the payment of a $3.20 per share dividend during the performance period.
2024 PROXY STATEMENT	43

Actual 2021 PSUs earned by the named executive officers was as follows:

Executive	Number of PSUs at Target	Number of PSUs Actually Earned(1)	Dollar Value of PSUs Actually Earned
Mr. Bitting	16,244	—	$0
Mr. Feehan	11,371	—	$0
Mr. Koscinski	16,244	—	$0
(1)	The number of PSUs earned is determined by calculating the number of PSUs for each target by the percentage earned, rounding up to the nearest share.
Grants Made in 2024
The Compensation Committee determined to make long-term equity-based incentive awards in 2024, and those awards were granted on January 22, 2024. For the named executive officers, the Compensation Committee strongly believed that it was important to more heavily weight performance in the vesting criteria and, therefore, decided to utilize a mix of 60 percent PSUs and 40 percent RSUs for all named executive officers except for Mr. Bitting, who received a grant consisting of 65 percent PSUs and 35 percent RSUs. PSUs would vest, if at all, at the conclusion of a three-year performance period ending December 31, 2026 and RSUs would vest ratably over a three-year period. In our 2024 PSU grants, a 50 percent weight cumulative Adjusted EBITDA metric has beeen incorporated, and a relative TSR metric at an adjusted weight of 50 percent also was utilized. The grants made to the named executive officers in January 2024 were as follows:

Executive	PSUs	RSUs	Grant Date Value(1)
Mr. Bitting	184,449	99,319	$2,499,997
Mr. Feehan	34,052	22,702	$500,003
Mr. Koscinski	68,104	45,403	$999,997
Mr. Vann	20,431	13,621	$299,998
Mr. Whittleston	30,646	20,432	$449,997
(1)
Grant Date Value is calculated in accordance with the 2017 Plan by multiplying the number of RSUs and PSUs granted by the average of the high and low trading price of the Company’s Common Stock on the trading day prior to the grant date. The Grant Date Values displayed here differ from the values reflected in the Grants of Plan-Based Awards and Summary Compensation tables below, which report the fair values of the awards in accordance with ASC 718.

Other Elements of Compensation
Additional Executive Benefits and Perquisites

We provide our named executive officers with certain executive benefits that the Compensation Committee believes are reasonable and in the best interests of the Company and our stockholders. To the extent our named executive officers received these benefits in 2023, they are described in the footnotes to our 2023 All Other Compensation Table below. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our named executive officers, including life insurance, relocation assistance, and the other benefits described below. The Compensation Committee, in its discretion, may revise, amend or add to a named executive officer’s executive benefits if it deems it advisable. We believe these benefits are generally equivalent to benefits provided by comparable companies based on our experience and knowledge of general industry practices.
Health and Welfare Benefits

Our named executive officers have the option to participate in various employee health and welfare benefit programs, including medical, dental and life insurance benefits. These benefit programs are generally available to all employees on the same basis as the benefits made available to our named executive officers.
44	2024 PROXY STATEMENT

Relocation Assistance

The Company’s business needs require it on occasion to relocate certain employees. To meet this need, we may, on a case-by-case basis, pay or reimburse certain relocation-related expenses, including temporary housing, living and travel expenses that are incurred by our employees, including our named executive officers.
Severance and Change in Control Benefits

Messrs. Bitting, Feehan, and Koscinski are each party to a severance agreement that provides them with severance protections and benefits in the event of certain qualifying terminations of employment.
Messrs. Vann and Whittleston are covered by the Amended and Restated Severance Plan of Ecovyst Catalyst Technologies LLC, first effective as of January 1, 2020, and they do not have a separate severance agreement with the Company.
The material terms of the severance agreements with our named executive officers are described below under “Potential Payments Upon Termination or Change in Control - Severance Agreements”.
Stock Ownership Guidelines for Executive Officers

Under our stock ownership guidelines, applicable to our executive officers and our non-employee directors, each of our named executive officers, other than our Chief Executive Officer, is expected to have ownership of our Common Stock in an amount equal to at least three times the named executive officer’s annualized base salary, and our Chief Executive Officer is expected to have ownership of our Common Stock in an amount equal to at least five times his annualized base salary.
Executive officers subject to the guidelines have five years to achieve the required ownership levels and, until they satisfy their ownership requirements, are subject to a holding requirement with respect to 50% of the shares of Common Stock they acquire upon the vesting or exercise of their equity-based awards (on an after-tax basis).
The following table summarizes the ownership of our Common Stock as of December 31, 2023 by our named executive officers:

Name	Ownership Requirement Relative to Annual Base Salary	Actual Ownership Multiple(1)
Mr. Bitting	5x	6.01x
Mr. Feehan	3x	8.11x
Mr. Koscinski	3x	10.55x
Mr. Vann(2)	3x	1.15x
Mr. Whittleston(3)	3x	0.97x
(1)	Calculated using the average trading price of $9.52 over the 90 days preceding December 31, 2023, per the terms of our stock ownership guidelines.
(2)	Mr. Vann's five-year compliance period ends on August 8, 2027.
(3)	Mr. Whittleston’s five-year compliance period ends on September 18, 2027.
Tax Considerations

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally limits the deductibility of compensation paid to our named executive officers to $1 million during any fiscal year. Prior to January 1, 2018, certain compensation that qualified as “performance-based” was exempted from the above deductibility limits under Section 162(m). However, the Tax Cuts and Jobs Act of 2017 generally eliminated the performance-based compensation exception, with certain limited grandfathering provisions.
Under a Section 162(m) transition rule for compensation plans or agreements of corporations which are privately held and which become publicly held in an initial public offering, compensation paid under a plan or agreement that existed prior to the initial public
2024 PROXY STATEMENT	45

offering will not be subject to Section 162(m) for a transition period following the initial public offering (the “Post- IPO Transition Period”). The Amendment and Restatement of the 2017 Plan which stockholders approved at the 2020 annual meeting ended the Post-IPO Transition Period with respect to the 2017 Plan. The Compensation Committee believes that its primary responsibility is to provide a compensation program in accordance with its overall compensation philosophy and policies described above, and it retains flexibility to approve or amend compensation arrangements that may result in a loss of deductibility or may not be deductible in whole or in part under Section 162(m).
2023 Summary Compensation Table
The following table sets forth certain information with respect to compensation earned by or paid to our named executive officers for the year ended December 31, 2023, and where applicable, the years ending December 31, 2022 and December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Mr. Bitting Chief Executive Officer	2023	700,000	—	4,105,028	45,500	441,970	5,292,498
	2022	516,667	—	2,670,440	834,959	356,594	4,378,660
	2021	361,000	—	964,584	487,350	68,740	1,881,674
Mr. Feehan Chief Financial Officer	2023	400,000	—	1,123,475	19,500	123,635	1,666,610
	2022	375,000	—	2,467,452	489,023	181,073	3,512,548
	2021	294,239	—	675,210	295,964	47,495	1,312,908
Mr. Koscinski Chief Administrative Officer, Vice President, General Counsel, and Secretary	2023	446,250	—	1,348,167	18,854	199,318	2,012,589
	2022	425,000	—	2,217,446	480,330	400,779	3,523,555
	2021	425,000	—	1,464,590	440,228	89,371	2,419,189
Mr. Vann Vice President and President, Ecoservices	2023	365,000	—	730,259	—	31,122	1,126,381
	2022	137,500	50,000	137,765	138,961	215,807	680,033
Mr. Whittleson Vice President and President, Advanced Materials & Catalysts	2023	325,000	—	730,259	115,202	236,972	1,407,433
	2022	77,948	—	—	67,766	12,842	158,556
(1)
The amounts shown reflect the aggregate grant date fair value of RSUs and PSUs granted to each of Messrs. Bitting, Feehan, Koscinski, Vann, and Whittleston in 2023, Messrs. Bitting, Feehan, Koscinski, and Vann in 2022, and Messrs. Bitting, Feehan, and Koscinski in 2021, computed in accordance with FASB ASC Topic 718, in each case, disregarding the effects of estimated forfeitures. These amounts reflect our cumulative accounting expense over the vesting period, disregarding the effects of estimated forfeitures, and do not correspond to the actual value that may be realized by the named executive officers. For information on the valuation assumptions made in the calculation of these amounts, refer to Note 21 to the audited consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2022, Note 23 to the audited consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2022, and Note 23 to the audited consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2021. With respect to the PSUs, the aggregate grant date fair value was determined based on the probable outcome of the performance conditions associated with such awards at the date of grant. For PSUs, the aggregate grant date fair value of these awards assumes performance at 100% of target. The aggregate grant date fair value of the PSU awards assuming the maximum level of performance is achieved, is: Mr. Bitting’s 2023 grants $4,863,092; Mr. Feehan’s 2023 grant $1,246,951; Mr. Koscinski’s 2023 grant, $1,496,327; Mr. Vann’s 2023 grant, $810,507; Mr. Whittleston’s 2023 grants, $810,507.

(2)
The amounts reported in this column represent the annual cash performance-based bonuses earned by our named executive officers under the EIP in 2023, 2022 and 2021 as a result of the achievement of certain Company performance objectives, as described above.

(3)	The amounts shown in the All Other Compensation column for 2023, 2022, and 2021, include the amounts shown in the All Other Compensation table.
46	2024 PROXY STATEMENT

2023 All Other Compensation Table
Executive	Year	401(k) Plan Company Match ($)	401(k) Plan Company Contribution ($)	PRA SERP Company Contribution ($)	Relocation Expenses ($)	Life Insurance ($)	Severance ($)	Dividends Equivalents ($)(1)	Housing, Car, and Tax Prep Allowance ($)	Total Other Comp ($)
Mr. Bitting(2)	2023	9,900	19,800	72,298	187,389	1,542	—	151,041	—	441,970
	2022	9,150	18,300	41,941	10,566	1,116	—	275,521	—	356,594
	2021	8,700	17,400	10,522	2,971	1,036	—	28,111	—	68,740
Mr. Feehan	2023	9,900	13,200	22,361	—	1,157	—	77,017	—	123,635
	2022	9,150	12,200	14,941	—	1,005	—	143,777	—	181,073
	2021	8,700	11,600	2,296	—	842	—	24,057	—	47,495
Mr. Koscinski	2023	9,900	13,200	23,863	—	1,314	—	151,041	—	199,318
	2022	9,150	12,200	22,409	—	1,314	—	355,706	—	400,779
	2021	8,700	11,600	10,675	—	1,314	—	28,111	28,971	89,371
Mr. Vann	2023	9,900	13,200	6,958	—	1,064	—	—	—	31,122
	2022	2,588	—	—	212,953	266	—	—	—	215,807
Mr. Whittleston(3)	2023	8,938	13,200	2,511	211,321	1,002	—	—	—	236,972
	2022	5,863	—	—	—	—	—	—	6,979	12,842
(1)	Represents the $1.80 per share dividend paid when RSUs vested in 2021 and the $1.80 per share and $3.20 per share dividends paid when RSUs and PSUs vested in 2022 and 2023.
(2)	Mr. Bitting's relocation expenses include $109,298 paid to him or on his behalf and $78,091 in tax gross-up.
(3)	Mr. Whittleston's relocation expenses include $150,238 paid to him or on his behalf and $61,083 in tax gross-up.
2024 PROXY STATEMENT	47

2023 Grants of Plan-Based Awards
The following table summarizes plan-based awards granted to our named executive officers for the year ended December 31, 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: # of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Bitting	EIP	—	210,000	700,000	1,400,000	—	—	—	—	—
	RSU Grant	1/16/2023	—	—	—	—	—	—	106,708	1,050,007
	PSU Grant	1/16/2023	—	—	—	53,354	106,707	213,414	—	1,309,295
	PSU Grant	1/16/2023	—	—	—	45,732	91,463	182,926	—	1,122,251
Mr. Feehan	EIP	—	90,000	300,000	600,000	—	—	—	—	—
	RSU Grant	1/16/2023	—	—	—	—	—	—	50,813	500,000
	PSU Grant	1/16/2023	—	—	—	25,407	50,813	101,626	—	623,476
Mr. Koscinski	EIP	—	87,019	290,063	580,125	—	—	—	—	—
	RSU Grant	1/16/2023	—	—	—	—	—	—	60,976	600,004
	PSU Grant	1/16/2023	—	—	—	30,488	60,975	121,950	—	748,163
Mr. Vann	EIP	—	65,700	219,000	438,000	—	—	—	—	—
	RSU Grant	1/16/2023	—	—	—	—	—	—	33,029	325,005
	PSU Grant	1/16/2023	—	—	—	16,514	33,028	66,056	—	405,254
Mr. Whittleston	EIP	—	58,500	195,000	390,000	—	—	—	—	—
	RSU Grant	1/16/2023	—	—	—	—	—	—	33,029	325,005
	PSU Grant	1/16/2023	—	—	—	16,514	33,028	66,056	—	405,254
(1)
Represents potential payments pursuant to the EIP, the Company’s performance-based annual bonus plan. Actual amounts earned by the named executive officer under the EIP with respect to 2023 are listed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)
Represents grants made to the named executive officers of PSUs that will vest in 2026 subject to achievement of Absolute TSR performance over the three-year performance period ending December 31, 2025 described above under “Long-Term Equity Based Incentive Awards” in the Compensation Discussion and Analysis, generally subject to continued service through the applicable vesting date. Depending on the level of achievement of the performance goals, an amount ranging from 0% to 200% of the target number of PSUs granted may actually be earned.

(3)	Represents grants made to the named executive officers of RSUs that vest in three equal annual installments, generally subject to continued service through the applicable vesting date.
(4)
Amounts shown reflect the aggregate grant date fair value of the equity awards granted in 2023, determined in accordance with FASB ASC Topic 718, disregarding the effects of estimated forfeitures. See note (1) to the Summary Compensation Table above.

48	2024 PROXY STATEMENT

2023 Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information with respect to outstanding equity awards held by our named executive officers as of December 31, 2023.

		Option Awards					Stock Awards
Name	Grant Date	# of Securities Underlying Unexercised Options Exercisable (#)	# of Securities Underlying Unexercised Options Unexercisable (#)	Equity incentive plan awards: # of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(8)	Option Expiration Date	# of Shares or Units of Stock That have Not Vested (#)(9)	Market Value of Shares or Units of Stock That Have Not Vested ($)(10)	Equity incentive plan awards: # of unearned `` shares, units or other rights that have not vested (#)(9)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(10)
Mr. Bitting
	5/4/2016(1)	38,064	—	—	3.04	5/4/2026	—	—	—	—
	1/18/2021(2)	—	—	—	—	—	32,489	287,853	—	—
	1/18/2021(3)	—	—	—	—	—	—	—	16,244	143,922
	1/17/2022(4)	—	—	—	—	—	48,592	430,719	—	—
	1/17/2022(5)	—	—	—	—	—	—	—	24,295	215,254
	5/3/2022(5)	—	—	—	—	—	—	—	24,876	220,401
	1/16/2023(6)	—	—	—	—	—	106,708	1,050,007	—	—
	1/16/2023(7)	—	—	—	—	—	—	—	106,707	1,049,997
	1/16/2023(7)	—	—	—	—	—	—	—	91,463	899,996
Mr. Feehan
	1/15/2017(1)	6,620	—	—	3.98	1/15/2027	—	—	—	—
	1/18/2021(2)	—	—	—	—	—	11,371	100,747	—	—
	1/18/2021(3)	—	—	—	—	—	—	—	11,371	100,747
	1/17/2022(4)	—	—	—	—	—	48,592	430,525	—	—
	1/17/2022(5)	—	—	—	—	—	—	—	24,295	215,254
	1/16/2023(6)	—	—	—	—	—	50,813	500,000	—	—
	1/16/2023(7)	—	—	—	—	—	—	—	50,813	500,000
Mr. Koscinski
	10/2/2017	37,175	—	—	11.97	10/2/2027	—	—	—	—
	10/2/2017	18,587	—	—	11.97	10/2/2027	—	—	—	—
	1/18/2021(2)	—	—	—	—	—	16,245	143,931	—	—
	1/18/2021(3)	—	—	—	—	—	—	—	16,244	143,922
	1/17/2022(4)	—	—	—	—	—	48,592	430,525	—	—
	1/17/2022(5)	—	—	—	—	—	—	—	24,295	215,254
	1/16/2023(6)	—	—	—	—	—	60,976	600,004	—	—
	1/16/2023(7)	—	—	—	—	—	—	—	60,975	599,994
Mr. Vann
	1/16/2023(6)	—	—	—	—	—	33,029	325,005	—	—
	1/16/2023(7)	—	—	—	—	—	—	—	33,028	324,996
Mr. Whittleston
	1/16/2023(6)	—	—	—	—	—	33,029	325,005	—	—
	1/16/2023(7)	—	—	—	—	—	—	—	33,028	324,996
(1)	These options were granted in an exchange of equity in connection with a prior corporate reorganization.
(2)
Time-based restricted stock units will vest in three equal annual installments beginning on January 5, 2022, generally provided that the named executive officer is still providing services on the applicable vesting date to us or one of our subsidiaries.

(3)
Performance-based performance stock units will vest at the end of the performance period, December 31, 2023, subject to the achievement of performance goals between the period of January 1, 2021 and December 31, 2023, generally provided the named executive officer is still providing services on the vesting date to us or one of our subsidiaries. See “Long-Term Equity Based Incentive Awards” above. PSUs have been reported assuming target performance.

(4)
Time-based restricted stock units will vest in three equal annual installments beginning on January 5, 2023, generally provided that the named executive officer is still providing services on the applicable vesting date to us or one of our subsidiaries.

(5)
Performance-based restricted stock units will vest at the end of the performance period, December 31, 2024, subject to the achievement of performance goals between the period of January 1, 2022 and December 31, 2024, generally provided the named executive officer is still providing services on the vesting date to us or one of our subsidiaries. See “Long-Term Equity Based Incentive Awards” above. PSUs have been reported assuming target performance.

(6)
Time-based restricted stock units will vest in three equal annual installments beginning on January 5, 2023, generally provided that the named executive officer is still providing services on the applicable vesting date to us or one of our subsidiaries.

2024 PROXY STATEMENT	49

(7)
Performance-based restricted stock units will vest at the end of the performance period, December 31, 2025, subject to the achievement of performance goals between the period of January 1, 2023 and December 31, 2025, generally provided the named executive officer is still providing services on the vesting date to us or one of our subsidiaries. See “Long-Term Equity Based Incentive Awards” above. PSUs have been reported assuming target performance.

(8)
On December 14, 2020, our Board authorized a reduction in the per share option exercise prices of outstanding option awards by $1.80, the amount per share of a special dividend declared by the Board. On August 2, 2021, our Board authorized a reduction in the option exercise prices of outstanding option awards by $3.20, the amount per share of a special dividend declared by the Board.

(9)
The Board declared a special cash dividend on August 2, 2021. Pursuant to Section 4.5 of the 2017 Plan, the Board is authorized to make an equitable adjustment to the terms of any outstanding equity awards which might be impacted by changes in the Company’s capital structure, including payment of an extraordinary dividend. In connection with the special dividend, the Board determined to pay a dividend equivalent equal to the special cash dividend to holders of outstanding equity awards as the underlying shares subject of those awards vest. To the extent those dividend equivalent payments are paid to named executive officers, they will be reported as cash compensation in the year they are received.

(10)	Fair market value has been determined based on the fair market value per share of our Common Stock of $9.77, which was the closing price of a share of our Common Stock as of December 31, 2023.
50	2024 PROXY STATEMENT

Option Exercises and Stock Vested in 2023
The following table shows amounts realized by our named executive officers upon the exercise of options and the vesting of restricted stock units and performance stock units during the year ended December 31, 2023.

	Option Exercises		Stock Awards
Executive	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Mr. Bitting	—	—	206,124	2,231,829
Mr. Feehan	—	—	189,565	2,063,835
Mr. Koscinski	—	—	181,828	1,955,583
Mr. Vann	—	—	14,750	167,708
Mr. Whittleston	—	—	—	—
(1)	Amounts reflect the aggregate dollar value realized upon vesting by multiplying the number of shares that vested by the market value of the underlying Common Stock on the applicable vesting date.
Retirement Plan Benefits

We maintain the Ecovyst 401(k) Savings Plan, a tax-qualified 401(k) defined contribution plan, in which substantially all of our full-time U.S. employees, including our named executive officers, are eligible to participate. We currently provide an employer contribution equal to 4% of qualifying earnings and an employer matching contribution equal to 50% of a participant’s contributions up to 6% of qualifying earnings, subject to limits established by the Internal Revenue Code. As described in more detail below, our named executive officers participate in the Ecovyst Non-Qualified Personal Retirement Account Excess Savings Plan, an excess benefit plan designed to provide supplemental contributions that cannot be provided under our 401(k) plan due to Internal Revenue Code limits. We believe these plans provide our named executive officers with an opportunity for tax-efficient savings and long-term financial security.
Nonqualified Deferred Compensation

All of our named executive officers participate in the Ecovyst Non-Qualified Personal Retirement Account Excess Savings Plan, or the PRA SERP. The PRA SERP is an excess benefit plan designed to provide supplemental Personal Retirement Account contributions that cannot be provided under our 401(k) plan due to Internal Revenue Code limits. The plan is administered by a committee appointed by the board of directors of Ecovyst Advanced Materials and Catalysts LLC.
Contributions — There are no executive contributions under the PRA SERP. Each plan year, we credit to participant accounts under the PRA SERP the excess of (a) the amount that would have been credited for that year to the participant’s Personal Retirement Account under our 401(k) plan disregarding the dollar limits imposed by the Internal Revenue Code for maximum annual compensation over (b) the amount that was actually so credited. The plan administrator may from time to time also elect to make special contributions to participant accounts.
Earning and losses — Participant accounts are deemed to be invested in Vanguard target retirement funds based on a participant’s age. At the end of each calendar quarter, we adjust participant accounts with earnings/losses equal to that calendar quarter’s return for the applicable target retirement fund.
Vesting and distributions — Participants vest in their accounts under the PRA SERP upon completion of three years of service or, if earlier, upon the participant’s death or disability or a change in control. The value of a participant’s vested account balance is paid in a lump sum on the first to occur of the participant’s separation from service or disability, provided that distributions to “key employees” within the meaning of Section 416(i) of the Internal Revenue Code as of the date of the participant’s separation from service will not be made until six (6) months after the participant’s separation from service or, if earlier, the participant’s death.
2024 PROXY STATEMENT	51

The following table provides information regarding participation by our named executive officers in the PRA SERP during the year ended December 31, 2023.

Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Mr. Bitting	—	72,298	10,368	—	82,737
Mr. Feehan	—	22,361	5,583	—	41,556
Mr. Koscinski	—	23,863	13,827	—	108,819
Mr. Vann	—	6,958	—	—	—
Mr. Whittleston	—	2,511	—	—	—
(1)	Represents Company contributions with respect to 2023 that were credited in 2024. These amounts are included in the “All Other Compensation” column of the “Summary Compensation Table” above.
(2)	Earnings are credited quarterly, based on the returns of the appropriate Vanguard Retirement Fund.
(3)	Represents balances under the PRA SERP plan as of December 31, 2023 and does not include amounts attributable to Company contributions made with respect to 2023 but not credited until 2024.
Potential Payments Upon Termination or Change in Control
Cash Severance

Messrs. Bitting, Feehan, and Koscinski each are party to a severance agreement with us that provides them with severance protections and benefits in the event of certain qualifying terminations of their employment.
The severance agreements provide for the severance payments and benefits described below in connection with specified termination events, subject to the named executive officer’s execution and non-revocation of a release of claims and continued compliance with the restrictive covenants described below. The terms “cause”, “good reason” and “disability” are each defined in the applicable agreements.
Under the terms of their severance agreements, in the event of a termination of the named executive officer’s employment by the Company without cause or by the named executive officer with good reason, each named executive officer will receive: (i) his base salary and target annual incentive bonus for a two-year period following termination paid in equal installments over such two-year period in accordance with the normal payroll practices of the Company; (ii) a pro rata amount of the annual incentive bonus that would have been payable in the year of termination based on the number of days the named executive officer was employed during the calendar year and subject to the Company’s achievement of applicable performance goals, which amount will be paid in a lump sum at the time annual bonuses under the EIP are normally paid; and (iii) continuation of health benefits at active employee rates for 24 months (or until the named executive officer otherwise becomes eligible for health benefits as a result of commencing new employment) to the extent permitted by the applicable benefit plan, or reimbursement of the costs for such coverage under COBRA.
The severance agreements also provide if the employment of a named executive officer is terminated due to death or disability, the individual (or his estate) will receive a pro rata amount of his target annual incentive bonus.
Each of the severance agreements provides that in the event that all or any portion of the payments or benefits provided under the severance agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, the named executive officer will be entitled to receive an amount equal to the greater of (on an after-tax basis) (i) the amount of such payments or benefits reduced so that no portion of the payments and benefits would fail to be deductible under Section 280G, or (ii) the amount otherwise payable reduced by all taxes, including the excise tax imposed under Section 4999 of the Internal Revenue Code.
The severance agreements for each named executive officer contain restrictive covenants for the benefit of the Company, including two-year post termination non-compete and non-solicitation covenants, a prohibition of disclosure of confidential information, an assignment of inventions and patents to the Company and perpetual confidentiality and non-disparagement covenants.
52	2024 PROXY STATEMENT

Messrs. Vann and Whittleston are covered by the Amended and Restated Severance Plan of Ecovyst Catalyst Technologies LLC, first effective as of January 1, 2020 (the “Severance Plan”). Under the terms of the Severance Plan, they are eligible to receive two weeks’ notice of termination, in addition to the severance payments. The severance payments consist of 52 weeks of severance pay, plus two weeks for each completed year of service with credit for a partial year, up to a maximum of 78 weeks. In addition, the severance payments include an amount equal to their target bonus for each year of severance paid, plus a pro rata target bonus for each fractional year of severance paid. These amounts will be paid in equal installments over the severance period. Finally, they are eligible to receive a pro rata amount of any annual incentive bonus that would have been payable in the year of termination based on actual achievement of the applicable performance goals, which amount will be paid in a lump sum at the time annual bonuses are normally paid, provided the effective date of termination was on or after July 1 in the year of termination; as well as continuation of health benefits at active employee rates over the severance period (or until they otherwise have access to substantially equivalent health benefits as a result of commencing new employment).
Equity Awards

The non-vested portion of equity awards subject to time vesting will forfeit upon a change of control of the Company unless the successor determines to maintain the awards for executives whose employment continues.
A portion of the PSUs granted in 2022, 2023 and 2024 may be deemed earned and may vest upon a change of control, with such portion to be determined by the Compensation Committee based on the level of achievement of the applicable performance measures prior to the change of control.
Upon a termination of the named executive officer’s employment due to disability, retirement, without cause, or for good reason (if applicable), a pro rata portion of the target number of PSUs granted in 2022, 2023 and 2024 will remain outstanding until the applicable vesting date of the award and will be eligible to be earned based on actual performance, with such pro rata portion based on the number of days of the performance period that occurred prior to the termination of employment. Upon a termination of the named executive officer’s employment due to death, a pro rata portion of the target number of PSUs granted in 2022, 2023 and 2024 will be deemed earned at target levels and will vest, with such pro rata portion based on the number of days of the performance period that occurred prior to the named executive officer’s death.
With respect to time-based restricted stock units granted in the period from 2022 - 2024, and outstanding time-based stock options, there would be no acceleration of vesting on a termination of employment prior to the applicable vesting date of the award.
Severance Benefits

The tables below show the estimated value of the severance benefits that each of our currently employed named executive officers would have been entitled to receive if his employment was terminated by us without cause or by the named executive officer for good reason or the termination was due to death, disability, or retirement. The table below assumes that such termination occurred on December 31, 2023. The table below also shows the estimated value associated with the acceleration of certain outstanding equity awards upon death, disability or retirement, assuming that one of those events occurred on December 31, 2023. The actual amounts that would be paid to any named executive officer can only be determined at the time an actual termination of employment or death, disability or retirement occurs, and could vary from those listed below.

	Termination without Cause or for Good Reason without a Change in Control
Executive	Severance Pay ($)(1)	Benefits ($)(2)	Equity Vesting ($)(3)	Total ($)
Mr. Bitting	2,800,000	59,253	—	2,859,253
Mr. Feehan	1,400,000	59,253	—	1,459,253
Mr. Koscinski	1,472,625	17,159	—	1,489,784
Mr. Vann	617,692	22,333	—	640,025
Mr. Whittleston	550,000	59,253	—	609,253
2024 PROXY STATEMENT	53

	Termination without Cause or for Good Reason with a Change in Control
Executive	Severance Pay ($)(1)	Benefits ($)(2)	Equity Vesting ($)(3)	Total ($)
Mr. Bitting	2,800,000	59,253	—	2,859,253
Mr. Feehan	1,400,000	59,253	—	1,459,253
Mr. Koscinski	1,472,625	17,159	—	1,489,784
Mr. Vann	617,692	22,333	—	640,025
Mr. Whittleston	550,000	59,253	—	609,253

Change of Control - No Termination
Executive	Severance Pay ($)(1)	Benefits ($)(2)	Equity Vesting ($)(3)	Total ($)
Mr. Bitting	—	—	—	—
Mr. Feehan	—	—	—	—
Mr. Koscinski	—	—	—	—
Mr. Vann	—	—	—	—
Mr. Whittleston	—	—	—	—

	Termination Due to Death, Disability or Retirement
Executive	Severance Pay ($)(1)	Benefits ($)(2)	Equity Vesting ($)(3)	Total ($)
Mr. Bitting	—	—	940,340	940,340
Mr. Feehan	—	—	310,138	310,138
Mr. Koscinski	—	—	343,466	343,466
Mr. Vann	—	—	—	0
Mr. Whittleston	—	—	—	0
(1)
Represents the cash severance amounts that would have been payable as a result of the event described in the table above, based on the named executive officer’s base salary and target bonus amount in effect as of December 31, 2023, and without including any accrued but unpaid compensation, paid time – off or any bonus earned with respect to 2023 performance (pro rata or otherwise). The cash severance amounts that would have been payable to each of our named executive officers in connection with a termination of employment under various circumstances are described in more detail above.

(2)
Represents the estimated value of the Company – paid portion of the premium for health benefits for the applicable period. For purposes of these calculations, the estimates are based on the Company’s contribution rates as in effect on January 1, 2024.

(3)
Represents the value of pro rata portion of the target number of PSUs granted in 2022 and 2023 assuming that the named executive officer’s death, disability, or retirement occurred on December 31, 2023.

CEO Pay Ratio

As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported below.
The median of the annual total compensation of all employees in our Company for 2023, except for our Chief Executive Officer, was $116,632. We would note that the median employee we used for the 2022 CEO Pay Ratio was no longer employed at the end of 2023, and we substituted an employee with substantially similar compensation for the 2023 CEO Pay Ratio calculation because we believe that there was no change in our employee population or employee compensation arrangements that would significantly affect the 2023 CEO Pay Ratio calculation. Specifically, we chose the employee whose 2023 compensation was substantially similar to the actual
54	2024 PROXY STATEMENT

median employee used for 2022 based on the same compensation measure originally used to identify such employee. The total annualized compensation for our Chief Executive Officer for 2023 was $5,292,498. The resulting 2023 ratio of annual total compensation of our Chief Executive officer to the median of the annual total compensation of all of our other employees is estimated to be 31.76:1.
We chose a measurement date of December 31, 2023 for identifying our median employee. We examined the annual base salary or base rate of pay of all our employees, excluding our Chief Executive Officer, who were employed by us on December 31, 2023. We included all U.S. and non-U.S. employees who worked full-time, part-time or as interns. The use of annual base salary or base rate of pay is a consistently applied compensation measure that we believe reasonably reflects the compensation for our employee population.
In the cases where a full-time or a regular scheduled part-time employee was employed on December 31, 2023, but was not employed by the Company for all of 2023, the base salary or base rate of pay was annualized. Regular scheduled part-time employees were not converted into full-time equivalents. Annual base salary or base rate of pay, as applicable, includes overtime, shift premium, vacation and paid sick time. The base salaries or base rates of pay of non-U.S. employees were converted into U.S. dollars using the Company’s internal year to date average exchange rates.
After identifying the median employee based on the above methodology, we calculated that individual’s total annual compensation using the same methodology set forth in the 2023 Summary Compensation Table in this Proxy Statement.
2024 PROXY STATEMENT	55

Pay vs. Performance

Year	Summary Compensation Table Total for First PEO(1)	Summary Compensation Table Total for Second PEO(1)	Compensation Actually Paid to First PEO(1)(2)	Compensation Actually Paid to Second PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Value of Initial Fixed $100 Investment Based On:(4)		Net Income ($ Thousands)	Adjusted EBITDA ($ Thousands)
							Total Shareholder Return	Peer Group Total Shareholder Return(5)
2023	$5,292,498	N/A	$4,385,675	N/A	$1,553,253	$1,574,071	$80	$129	$71,200	$259,900
2022	$8,958,314	$4,378,660	($306,892)	$3,755,039	$2,232,721	$1,293,593	$73	$113	$69,800	$276,800
2021	$8,953,055	N/A	$7,292,777	N/A	$2,421,693	$2,056,217	$84	$134	$1,800	$227,600
2020	$5,580,953	N/A	$5,124,015	N/A	$1,926,164	$1,748,569	$95	$115	$54,300	$192,600
(1)
The Principal Executive Officer (“PEO”) for 2023 was Kurt J. Bitting, Chief Executive Officer and he is referenced as the “First PEO” for 2023 in the charts in this section.. The PEO for 2020, 2021, and 2022 was Belgacem Chariag, former Chairman, President, and Chief Executive Officer (whose employment was terminated without cause by the Board on April 25, 2022), and he is referenced as the “First PEO” for 2020, 2021 and 2022 in the charts in this section. Mr. Bitting became our Chief Executive Officer effective April 25, 2022 and is referenced as the “Second PEO” for 2022 in the charts in this section.

(2)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718.

(3)
The non-PEO Named Executive Officers (“NEOs”) for 2023 and their respective titles during such year were Michael Feehan, Vice President and Chief Financial Officer; Joseph S. Koscinski, Chief Administrative Officer, Vice President, General Counsel and Secretary; George L. Vann, Jr., Vice President and President — Ecoservices; and Paul Whittleston, Vice President and President – Advanced Materials and Catalysts. The non-PEO NEOs for 2022 were Michael Feehan, Vice President and Chief Financial Officer; Joseph S. Koscinski, Vice President, General Counsel and Secretary; George L. Vann, Jr., Vice President and President — Ecoservices; Paul Whittleston, Vice President – Strategy and Business Development; and Thomas Schneberger, President of Ecovyst and President — Catalyst Technologies (who resigned effective November 29, 2022). The non-PEO NEOs for 2021 and their respective titles during such year were Thomas Schneberger, Vice President and President — Catalyst Technologies; Kurt Bitting, Vice President and President — Ecoservices; Michael Feehan, Vice President and Chief Financial Officer; Joseph S. Koscinski, Vice President, General Counsel and Secretary; Albert F. Beninati, Jr., Vice President and President — Performance Chemicals (whose employment terminated on August 2, 2021 in connection with the sale of the Performance Chemicals business); and Michael Crews, Executive Vice President and Chief Financial Officer (who retired from the Company effective September 30, 2021). The non-PEO NEOs for 2020 and their respective titles during such year were Michael Crews, Executive Vice President and Chief Financial Officer; Ray Kolberg, Vice President and President — Catalysts (who resigned effective March 15, 2021); Joseph S. Koscinski, Vice President, General Counsel and Secretary; Albert F. Beninati, Jr., Vice President and President, Performance Chemicals; and Scott Randolph, Vice President and President, Performance Materials (whose employment terminated on December 14, 2020 in connection with the sale of the Performance Materials business).

(4)
For purposes of calculating the cumulative total shareholder return, the measurement period is the market close on the last trading day before fiscal year 2020, through and including the end of the fiscal year for which cumulative total shareholder return is being calculated. TSR and peer group TSR has been calculated based on a fixed investment of one hundred dollars at the beginning of the measurement point. TSR Values for 2022, 2021 and 2020 have been revised from those shown in the first Pay-Versus-Performance table in our Definitive Proxy Statement filed in 2023 to reflect a correction in the calculation of TSR.

(5)
The peer group used in this calculation is defined as the “2023 Compensation Peer Group” on page 36. The returns of each issuer of the group were weighted according to the respective issuers’ stock market capitalization at the beginning of the period for which a return is indicated.

Year	Summary Compensation Table Total for First PEO	Exclusion of Stock Awards and Option Awards for First PEO	Inclusion of Equity Values for First PEO	Compensation Actually Paid to First PEO(1)
	(a)	(b)	(c)	(d)
2023	$5,292,498	($4,105,028)	$3,198,205	$4,385,675
2022	$8,958,314	($5,869,774)	($3,395,432)	($306,892)
2021	$8,953,055	($6,000,007)	$4,339,729	$7,292,777
2020	$5,580,953	($3,999,998)	$3,543,060	$5,124,015

Year	Summary Compensation Table Total for Second PEO	Exclusion of Stock Awards and Option Awards for Second PEO	Inclusion of Equity Values for Second PEO	Compensation Actually Paid to Second PEO(1)
	(a)	(b)	(c)	(d)
2022	$4,378,660	($2,670,440)	$2,046,819	$3,755,039
56	2024 PROXY STATEMENT

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs	Average Inclusion of Equity Values for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(1)
	(a)	(b)	(c)	(d)
2023	$1,553,253	($983,040)	$1,003,858	$1,574,071
2022	$2,232,721	($1,498,620)	$559,493	$1,293,593
2021	$2,421,693	($1,333,333)	$967,858	$2,056,217
2020	$1,926,164	($930,005)	$752,409	$1,748,569
(1)	The calculation used for Compensation Actually Paid is columns (a) + (b) + (c) = (d)
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for First PEO	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for First PEO	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for First PEO	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for First PEO	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for First PEO	Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Included for First PEO	Total Inclusion of Equity Values for First PEO(1)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	$3,046,036	($119,368)	—	$433,439	($161,902)	—	$3,198,205
2022	$52,192	($254,446)	—	$34,177	($3,227,355)	—	($3,395,432)
2021	$5,150,840	($858,578)	—	$47,466	—	—	$4,339,729
2020	$4,202,039	($196,873)	—	($462,107)	—	—	$3,543,060

Year	Year-End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for Second PEO	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Second PEO	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Second PEO	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Second PEO	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Second PEO	Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Included for Second PEO	Total Inclusion of Equity Values for Second PEO(1)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	$2,199,740	($159,076)	—	$6,156	—	—	$2,046,819

Year	Average Year-End Fair Value of Equity Awards Granted During Year that Remained Unvested as of Last Day of Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs	Average Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Included for Non-PEO NEOs	Average Total Inclusion of Equity Values for Non-PEO NEOs(1)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	$883,892	($31,121)	—	$201,003	($49,916)	—	$1,003,858
2022	$811,571	($51,158)	—	$840	($201,761)	—	$559,493
2021	$1,109,321	($148,209)	—	$6,746	—	—	$967,858
2020	$969,619	($42,613)	—	($174,596)	—	—	$752,409
(1)	The calculation used for Compensation Actually Paid is columns (a) + (b) + (c) + (d) + (e) + (f) = (g).
2024 PROXY STATEMENT	57

* Assumes $100 invested at market close of 12/31/2019 in stock or index, including reinvestment of dividends.

* Assumes $100 invested at market close of 12/31/2019 in stock or index, including reinvestment of dividends.

58	2024 PROXY STATEMENT

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2023 to Company performance.

Financial Performance Measures
Adjusted EBITDA	Adjusted Free Cash Flow	TSR
Equity Compensation Plan Information

The following table gives information, as of December 31, 2023, about our Common Stock that may be issued upon the exercise of options and settlement of other equity awards under all compensation plans under which equity securities are reserved for issuance. The PQ Group Holdings Inc. Stock Incentive Plan (“SIP”) and the 2017 Plan are our only equity compensation plans pursuant to which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,630,068	7.73	9,498,538
Equity compensation plans not approved by security holders	0	0	0
Total	3,630,068	7.73	9,498,538
(a)
Represents the number of underlying shares of our Common Stock associated with outstanding options, RSUs and PSUs under stockholder approved plans and includes 342,323 stock options granted under the SIP, 367,100 stock options granted under the 2017 Plan, 1,961,428 RSUs granted under the 2017 Plan, and 959,217 PSUs granted under the 2017 Plan assuming performance at 100% of target.

(b)
Represents weighted-average exercise price of options outstanding under the SIP and the 2017 Plan and takes into account the reduction in option exercise prices of outstanding option awards by $5.00, which is equal to the $1.80 per share of a special dividend declared by our Board on December 14, 2020 plus the $3.20 per share of a special dividend declared by our Board on August 2, 2021. See note (a) above with respect to restricted stock units granted under the 2017 Plan. The weighted-average exercise price does not take these awards into account.

(c)
Represents the number of underlying shares of our Common Stock authorized for issuance under future equity awards granted under the 2017 Plan, which reflects PSU performance at 100% of target. At maximum performance of 200% of target, the number of securities remaining available for future issuance under equity compensation plans would decrease to 8,583,180.

2024 PROXY STATEMENT	59

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required by Section 14A of the Securities Exchange Act of 1934, we are offering our stockholders an opportunity to cast an advisory vote on the compensation of our named executive officers, as disclosed in this Proxy Statement. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. Our Board and the Compensation Committee expect to consider the voting results when making future compensation decisions.
As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, we believe that our executive compensation program enables us to attract, retain, and motivate a high-performing executive management team that improves our fundamental financial performance and provides value to the Company and its stockholders.
We ask for your advisory vote on the following resolution:
“RESOLVED, that the stockholders hereby approve the compensation of Ecovyst Inc.’s named executive officers, as described in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”
Generally, approval of any matter presented to stockholders requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting and voting on the matter. However, because this vote is advisory and non-binding there is no “required” vote that would constitute approval.
Your Board unanimously recommends that you vote “FOR” approval of this proposal.
60	2024 PROXY STATEMENT

AUDIT COMMITTEE MATTERS
Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
We operate in accordance with a written charter adopted by the Board and reviewed annually by the Audit Committee. We are responsible for overseeing the quality and integrity of the Company’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and the New York Stock Exchange (“NYSE”), the Audit Committee is composed entirely of members who are independent, as defined by the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. Further, the Board has determined that one of our members (Ms. Ward) is an audit committee financial expert as defined by the rules of the SEC.
The Audit Committee met five times during fiscal 2023 with the Company’s management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, including, but not limited to, meetings held to review and discuss the annual audited and quarterly financial statements and the Company’s earnings press releases.
We believe that we fully discharged our oversight responsibilities as described in our charter, including with respect to the audit process. We have discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and have received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and discussed with PwC its independence. We discussed with management, the internal auditors and PwC the Company’s internal control over financial reporting and the internal audit function’s organization, responsibilities, budget and staffing. We reviewed with both PwC and our internal auditors their audit plans, audit scope, identification of audit risks and their audit efforts.
We discussed and reviewed with PwC their communications required by the Standards of the PCAOB and, with and without management present, discussed and reviewed the results of PwC’s audit of the Company’s financial statements. We also discussed the results of the internal audits with and without management present.
We reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2023 with management and PwC. Management has the responsibility for the preparation of the Company’s financial statements, and PwC has the responsibility for the audit of those statements.
Based on these reviews and discussions with management and PwC, we approved the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC. We also have selected PwC as the independent registered public accounting firm for the year ended December 31, 2024, subject to ratification by the Company’s stockholders.
Audit Committee
Susan F. Ward, Chairperson
Bryan K. Brown
Robert Coxon
Kyle Vann
2024 PROXY STATEMENT	61

Audit and Other Fees

The aggregate fees that Ecovyst paid for professional services rendered by PwC for the fiscal year ended December 31, 2023 and the fiscal year ended December 31, 2022 were:
	Fiscal 2023	Fiscal 2022
Audit	$2,262,700	$3,073,065
Audit Related	—	$58,858
Tax	$335,000	$315,000
All Other	$4,100	$4,150
Total	$2,601,800	$3,451,073
•
Audit fees were for professional services rendered for the audit of our annual audited consolidated financial statements and review of our quarterly financial statements, advice on accounting matters directly related to the audit and audit services, and assistance with review of documents filed with the SEC.

•	Audit related fees were for audits and reviews not required under securities laws, as well as accounting consultations.
•	Tax fees were for professional services related to tax compliance and tax consulting services.
•	All other fees were for technical research software license fees and non-audit services.
The Audit Committee pre-approves all audit services and all permitted non-audit services, including engagement fees and terms, to be provided by the independent auditors. Our policies prohibit Ecovyst from engaging PwC to provide any non-audit services prohibited by applicable SEC rules. In addition, we evaluate whether Ecovyst’s use of PwC for permitted non-audit services is compatible with maintaining PwC’s independence and objectivity. After review of the non-audit services provided, we concluded that PwC’s provision of these non-audit services, all of which were approved in advance, is compatible with its independence.
PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024. We are asking stockholders to ratify this appointment. PwC has served as our independent registered public accounting firm since 2015. Representatives of PwC will attend the Annual Meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to answer questions from the stockholders.
The Board recommends a vote FOR Proposal 3, Ratification of Appointment of Independent Registered Public Accounting Firm.
62	2024 PROXY STATEMENT

PROPOSAL 4
AMENDMENT TO THE SECOND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS
The Company has a classified board structure in which directors are divided into three classes, and directors in a class are elected each year to serve three-year terms.
After careful consideration, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Charter to declassify the Board to allow the Company’s stockholders to vote on the election of the entire Board on an annual basis, and for such declassification to be phased in gradually over a two-year period starting with the election of directors in 2025. If the Charter is amended pursuant to the declassification proposal, following the two-year transition period, the Company’s stockholders will vote on the election of the entire Board on an annual basis. The Board has approved an amendment to the Charter to phase-out the Company’s classified Board. The amendment is included in Exhibit A to this Proxy Statement.
If the declassification proposal is approved by our stockholders, the declassification process will take place as follows: at the Annual Meeting, the stockholders will approve an amendment to the Charter eliminating the classified board structure; at the 2025 Annual Meeting of Stockholders, each of the Class II directors will be elected to a one-year term as a Class III director; at the 2026 Annual Meeting of Stockholders, each of the Class III directors will be elected to a one-year term as a Class I director; and at the 2027 Annual Meeting of Stockholders (and at each annual meeting thereafter), each director will be elected to a one-year term.
In addition, Delaware law provides that directors serving on boards that are not classified may be removed with or without cause, whereas currently, under the Charter, directors may be removed only for cause. As required by Delaware law, the proposed amendment would also permit stockholders to remove directors with or without cause beginning in 2027 when the Board is declassified.
The Board has historically believed that a classified board structure promotes continuity and stability of strategy and facilitates the ability of the Board to focus on creating long-term stockholder value. The Board is aware that the current trend in corporate governance is leading away from classified boards in favor of electing all directors annually and also recognizes that a classified board structure may reduce directors’ accountability to stockholders because such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to increase accountability for implementing those policies.
In determining whether to support the declassification of the Board, the Board carefully considered the advantages and disadvantages of the current classified board structure and has determined that it is advisable and in the best interest of the Company and its stockholders to declassify the Board.
The foregoing is a summary of the proposed amendment to the Charter and is qualified in its entirety by reference to the full text of the amendment to the Charter included in Exhibit A.
A quorum being present, the affirmative vote of a majority of the outstanding shares of capital stock of the Company is necessary to approve this declassification proposal. Broker non-votes and abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. Broker non-votes and abstentions will have the same effect as an “against” vote on this declassification proposal. If the proposal is approved by our stockholders, the Certificate of Amendment to our Charter will become effective immediately upon its filing with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. If the proposal is not approved by our stockholders, the Charter would remain unchanged.
The Board recommends a vote FOR Proposal 4, Amendment to the Second Restated Certificate of Incorporation to Declassify the Board of Directors
2024 PROXY STATEMENT	63

OTHER INFORMATION
Stockholder Proposals for the 2025 Annual Meeting

Our stockholders may submit a proposal to be considered for a vote at our 2025 annual meeting of stockholders. If you wish to submit a proposal for consideration, you should adhere to the following procedures as prescribed in our Bylaws or Rule 14a-8 under the Exchange Act (“Rule 14a-8”).
Under Rule 14a-8, a stockholder who intends to present a proposal at the 2025 annual meeting of stockholders and who wishes the proposal to be included in the proxy materials for that meeting must submit the proposal in writing to us so that it is received by our Secretary no later than      , 2024. Please refer to Rule 14a-8 for the requirements that apply to these proposals. Any proposals received after this date will be considered untimely under Rule 14a-8. Written proposals may be mailed to us at Ecovyst Inc., 300 Lindenwood Drive, Malvern, Pennsylvania 19355, Attn: Secretary.
In addition, a stockholder may nominate a director or present any other proposal at the 2025 annual meeting of stockholders by complying with the requirements set forth in Section 1.2 (Advance Notice of Nominations and Proposals of Business) of our Bylaws by providing written notice of the nomination or proposal to our Secretary no earlier than January 8, 2025 and no later than February 7, 2025. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our Bylaws describe the requirements for submitting proposals at the Annual Meeting. The notice must be given in the manner and must include the information and representations required by our Bylaws.
Annual Report on Form 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2023 is available without charge to each stockholder, upon written request to the Secretary at our principal executive offices at 300 Lindenwood Drive, Malvern, Pennsylvania 19355 and is also available by clicking “SEC Filings” in the Investors section of our website, www.ecovyst.com.
Stockholder Account Maintenance

Our transfer agent is Equiniti Trust Company, LLC (“EQ”). All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries as to requirements to transfer Ecovyst stock and similar issues, can be handled by calling EQ toll-free at (800) 468-9716 or by accessing EQ’s website at www.equiniti.com.
Householding of Proxy Materials

Like many other companies, brokers, banks, and nominee record holders, Ecovyst participates in a practice commonly known as “householding,” where a single copy of our Proxy Statement and 2023 Annual Report is sent to one address for the benefit of two or more stockholders sharing that address unless we have received contrary instructions. However, a separate proxy card will still be provided for each stockholder sharing an address. Householding is permitted under rules adopted by the SEC as a means of satisfying the delivery requirements for proxy statements and annual reports, potentially resulting in extra convenience for stockholders and cost savings for companies. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event you wish to revoke your consent provided to a broker, you must contact that broker to revoke your consent. If you are subject to householding, we will promptly deliver a separate copy of either document to you if you contact our Secretary at Ecovyst Inc., 300 Lindenwood Drive, Malvern, Pennsylvania 19355 or call us at (484) 617-1200. If you receive multiple copies of our Proxy Statement and 2023 Annual Report at your household and wish to receive only one, please notify your broker or contact our Secretary.
Other Matters

At the time of mailing of this Proxy Statement, we do not know of any other matter that may come before the Annual Meeting and do not intend to present any other matter. However, if any other matters properly come before the meeting or any adjournment, the persons named as proxies will have discretionary authority to vote the shares represented by the proxies in accordance with their own judgment, including the authority to vote to adjourn the meeting.
64	2024 PROXY STATEMENT

EXHIBIT A
CERTIFICATE OF AMENDMENT
TO THE
SECOND RESTATED CERTIFICATE OF INCORPORATION
OF
ECOVYST INC.
Ecovyst Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify:
A. This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Second Restated Certificate of Incorporation of the Corporation, as amended and corrected filed with the Secretary of State of the State of Delaware on September 28, 2017, amended on August 2, 2021, and corrected on November 8, 2021 (as so amended, restated and corrected, the “Second Restated Certificate of Incorporation”).
C. This Certificate of Amendment was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.
D. Article V of the Second Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:
ARTICLE V - BOARD OF DIRECTORS
(a) Number of Directors; Vacancies and Newly Created Directorships. The number of directors constituting the Board of Directors shall be not fewer than three (3) and not more than fifteen (15), each of whom shall be a natural person. All elections of directors shall be determined by a plurality of the votes cast. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the precise number of directors shall be fixed exclusively pursuant to a resolution adopted by the Board of Directors. Vacancies and newly-created directorships shall be filled exclusively by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, except that any vacancy created by the removal of a director by the stockholders for cause shall only be filled, in addition to any other vote otherwise required by law, by vote of a majority of the outstanding shares of Common Stock. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. For so long as the Board of Directors is classified, a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal; thereafter, a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next succeeding annual meeting of stockholders, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.
(b) Terms of Directors. Commencing with the election of directors at the annual meeting of stockholders to be held in 2025, subject to the special rights of the holders of any series of Preferred Stock to elect directors, the Board of Directors (other than those directors elected by the holders of any series of Preferred Stock) shall be classified into two classes: Class I and Class III, with the Class III directors consisting of those directors whose terms expire at the annual meeting of stockholders to be held in 2026 and the Class I directors consisting of those directors whose terms expire at the annual meeting to be held in 2027. The successors of the directors whose terms expire at the annual meeting of stockholders to be held in 2025 shall be elected to Class III with a term expiring at the annual meeting of stockholders to be held in 2026. Commencing with the election of directors at the annual meeting of stockholders to be held in 2026, there shall be a single class of directors, Class I, with all directors of such class having a term that expires at the annual meeting of stockholders to be held in 2027. The successors of the directors who, immediately prior to the annual meeting of stockholders to be held in 2026, were members of Class III (and whose terms expire at the annual meeting of stockholders to be held in 2026) shall be elected to Class I for a term that expires at the annual meeting of stockholders to be held in 2027, and the directors who, immediately prior to the annual meeting of stockholders to be held in 2026, were members of Class I and whose terms were scheduled to expire at the annual meeting of stockholders to be held in 2027 shall become Class I directors with a term expiring at the annual meeting of stockholders to be held in 2027. From and after the election of directors at the annual meeting of stockholders to
2024 PROXY STATEMENT	65

be held in 2027, the Board of Directors shall cease to be classified, and the Directors elected at the annual meeting of stockholders to be held in 2027 (and each annual meeting of stockholders thereafter) shall be elected for terms expiring at the next succeeding annual meeting of stockholders. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.
(c) Removal. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, for so long as the Board of Directors is classified, the directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose; thereafter, the directors of the Corporation may be removed from office with or without cause by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose.
IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed by the officer below this [•] day of [•], 2024.

ECOVYST INC.

By:
Name:	Joseph S. Koscinski
Title:	Chief Administrative Officer, Vice President, Secretary and General Counsel
66	2024 PROXY STATEMENT

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 7, 2024 for shares held directly and by 11:59 P.M. ET on May 5, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ECVT2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 7, 2024 for shares held directly and by 11:59 P.M. ET on May 5, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Anna C. Catalano 02) Sarah Lorance 03) Donald Althoff

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:	For	Against	Abstain
2. To approve, on an advisory basis, the compensation paid by Ecovyst Inc. to its named executive officers.	☐	☐	☐
3. To ratify the appointment of PricewaterhouseCoopers LLP as Ecovyst Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐
4. To amend the Second Restated Certificate of Incorporation, as amended and corrected, to declassify the Board of Directors of Ecovyst Inc.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000633700_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

ECOVYST INC.
Annual Meeting of Stockholders
May 8, 2024 8:30 a.m. ET
This proxy is solicited by the Board of Directors

The undersigned hereby appoints JOSEPH S. KOSCINSKI as proxy of the undersigned with all the powers the undersigned would possess if present during the 2024 Annual Meeting, and with full power of substitution to appear, represent and vote all shares of common stock of Ecovyst Inc. which the undersigned would be entitled to vote at the 2024 Annual Meeting of Stockholders, to be conducted exclusively via live webcast at www.virtualshareholdermeeting.com/ECVT2024 on Wednesday, May 8, 2024 at 8:30 a.m. ET, and at any adjournment or postponement thereof.

If the undersigned is a participant in the Ecovyst Inc. Savings Plan and has common stock allocated to a plan account, the undersigned hereby instructs the trustee of the plan to vote all such shares of common stock in accordance with the instructions on the reverse side of this ballot (or if no instructions are provided, then in accordance with the recommendations of the Board of Directors) at the 2024 Annual Meeting and at any adjournment or postponement thereof. If timely instructions are not received by the trustee, the trustee will vote all such shares of stock at the 2024 Annual Meeting and any adjournment or postponement thereof in the same proportion as shares for which voting instructions were received under the plan.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4. AS TO ANY OTHER MATTER THAT MAY BE PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, PROXY HOLDERS WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

The Board of Directors recommends a vote FOR the election of all director nominees, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side

0000633700_2 R1.0.0.6